Exhibit 2

Report of Independent Auditors

The Board of Directors

Japan Finance Corporation

We have audited the accompanying balance sheets of Japan Finance Corporation as of March 31, 2009 and 2010 and the related statements of operations, changes in net assets, and cash flows for the six months period ended March 31, 2009 and the fiscal year ended March 31, 2010, all expressed in yen. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Finance Corporation at March 31, 2009 and 2010, and the results of its operations and its cash flows for the six months period ended March 31, 2009 and the fiscal year ended March 31, 2010 in conformity with accounting principles generally accepted in Japan.

The U.S. dollar amounts in the accompanying financial statements with respect to the year ended March 31, 2010 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC
Ernst & Young ShinNihon LLC
Tokyo, Japan
June 22, 2010

[Japan Finance Corporation]

BALANCE SHEETS

		March 31, 2010	March 31, 2009	March 31, 2010
		In millions of yen	In millions of yen	In millions of U.S. dollars
Assets:
Cash and due from banks		¥3,734,767	¥1,617,281	$40,142
Cash		236	329	3
Due from bank		3,734,531	1,616,951	40,139
Receivables under resale agreements	Note. 3	22,983	11,487	247
Securities	Note. 14	76,797	49,621	826
Government bonds		21,134	21,156	227
Corporate bonds		6,111	10,978	66
Stocks		2,030	2,030	22
Other securities		47,522	15,457	511
Loans and bills discounted	Note. 4	29,178,591	24,004,996	313,613
Loans on deeds		29,178,591	24,004,996	313,613
Other assets		771,262	749,394	8,290
Prepaid expenses		249	280	3
Accrued income		62,525	76,636	672
Derivatives other than for trading-assets		693,022	633,638	7,449
Agency accounts receivable		2,768	3,964	30
Other		12,695	34,874	136
Property, plant and equipment	Note. 6	282,008	284,605	3,031
Buildings		30,171	30,065	324
Land		246,787	248,347	2,653
Lease assets		3,940	4,095	42
Construction in progress		140	787	2
Other		969	1,310	10
Intangible assets		12,475	10,564	134
Software		6,967	7,868	75
Lease assets		2,550	1,412	27
Other		2,957	1,284	32
Customers’ liabilities for acceptances and guarantees		1,993,974	1,692,026	21,431
Allowance for loan losses		(438,653)	(417,878)	(4,715)

Total assets		¥35,634,209	¥28,002,099	$382,999

[Japan Finance Corporation]

		March 31, 2010	March 31, 2009	March 31, 2010
		In millions of yen	In millions of yen	In millions of U.S. dollars
Liabilities:
Borrowed money		¥21,220,659	¥15,990,564	$228,081
Borrowings		21,220,659	15,990,564	228,081
Short-term bonds payable	Note. 5	—	299,884	—
Bonds payable	Note. 5	5,949,515	5,772,629	63,946
Entrusted funds		37,288	36,703	401
Reserve for insurance policy liabilities		1,439,474	1,017,813	15,472
Other liabilities		121,612	102,764	1,307
Accrued expenses		70,796	64,928	762
Unearned revenue		25,713	5,368	276
Derivatives other than for trading-liabilities		1,600	1,493	17
Lease obligations		6,824	5,776	73
Other		16,677	25,197	179
Provision for bonuses		5,332	5,808	57
Provision for directors’ bonuses		26	29	0
Provision for retirement benefits		204,332	200,283	2,196
Provision for directors’ retirement benefits		72	25	1
Reserve for compensation losses	Note. 7	87,310	3,000	939
Acceptances and guarantees		1,993,974	1,692,026	21,431

Total liabilities		¥31,059,599	¥25,121,533	$333,831

Net assets:
Capital stock		¥3,251,797	¥2,452,167	$34,951
Capital surplus		2,405,103	1,472,638	25,850
Special reserve for administrative improvement funds		181,500	181,500	1,951
Legal capital surplus		2,223,603	1,291,138	23,899
Retained earnings		(1,222,398)	(1,215,224)	(13,139)
Legal retained earnings		728,808	715,389	7,833
Other retained earnings		(1,951,207)	(1,930,613)	(20,972)
Retained earnings brought forward		(1,951,207)	(1,930,613)	(20,972)
Total shareholders’ equity		4,434,501	2,709,581	47,662
Valuation difference on available for sale securities		(687)	(1,064)	(7)
Deferred gains or losses on hedges		140,795	172,049	1,513
Valuation and translation adjustments		140,107	170,984	1,506

Total net assets		¥4,574,609	¥2,880,565	$49,168

Total liabilities and net assets		¥35,634,209	¥28,002,099	$382,999

[Japan Finance Corporation]

STATEMENTS OF OPERATIONS

		March 31, 2010	March 31, 2009	March 31, 2010
		In millions of yen	In millions of yen	In millions of U.S. dollars
Ordinary income:		¥751,079	¥381,725	$8,073
Interest income		543,723	259,849	5,844
Interest on loans and discounts		503,189	257,534	5,408
Interest and dividends on securities		765	418	8
Interest on receivables under resale agreements		40	9	1
Interest on deposits with banks		4,090	1,887	44
Interest on interest swaps		35,617	—	383
Other interest income		19	0	0
Fees and Commissions		13,022	3,957	140
Fees and commissions on compensation security contract		1,577	21	17
Other fees and commissions		11,444	3,936	123
Insurance premiums and other		156,576	90,020	1,683
Insurance premiums		156,576	90,020	1,683
Other ordinary income		34	259	0
Income from derivatives other than for trading or hedging		1	259	0
Other		33	—	0
Receipts from the national budget		36,057	26,977	388
Receipts from general account of the national budget		36,044	26,969	387
Receipts from special account of the national budget		13	7	1
Other income		1,665	660	18
Other		1,665	660	18
Ordinary expenses:		1,869,833	1,045,821	20,097
Interest expenses		321,571	155,533	3,456
Interest on call money		53	40	1
Interest on borrowings and rediscounts		211,972	88,220	2,278
Interest on short-term bonds		226	71	2
Interest on bonds		107,809	52,679	1,159
Interest on interest swaps		—	12,812	—
Other interest expenses		1,509	1,710	16
Fees and commissions payments		10,983	4,452	118
Expenses on compensation security contract		2,141	—	23
Other fees and commissions		8,841	4,452	95
Expenses on insurance claims and other		1,148,334	717,264	12,342
Expenses on insurance claims		869,591	427,076	9,346
Recoveries of insurance claims		(142,918)	(67,915)	(1,536)
Provision of reserve for insurance policy liabilities		421,661	358,103	4,532
Other ordinary expenses		7,043	3,379	76
Loss on foreign exchange transactions		3,416	2,738	37
Loss on devaluation of bonds		1,051	457	11
Amortization of bond issuance cost		2,150	40	23
Expenses on derivatives other than for trading or hedging		68	27	1
Other		356	115	4
General and administrative expenses		133,010	67,413	1,430
Other expenses		248,890	97,778	2,675
Provision of allowance for loan losses		149,139	87,856	1,603
Provision of reserve for compensation losses		84,309	3,000	906
Written-off of loans		9,283	1,465	100
Losses on devaluation of stocks and other securities		639	554	7
Other		5,518	4,900	59
Ordinary loss		1,118,754	664,096	12,024
Extraordinary income		7,660	8,771	82
Gain on disposal of noncurrent assets		1	0	0
Recoveries of written-off claims		7,650	3,772	82
Gain on debt assumption agreement	Note. 10	—	4,575	—
Other		9	422	0
Extraordinary losses		1,797	88	19
Loss on disposal of noncurrent assets		186	88	2
Impairment loss		1,607	—	17
Other		3	0	0
Net loss		¥1,112,890	¥655,414	$11,961

[Japan Finance Corporation]

Statements of Changes in Net Assets

	March 31, 2010	March 31, 2009	March 31, 2010
	In millions of yen	In millions of yen	In millions of U.S. dollars
Shareholders’ equity
Capital stock
Balance at the beginning of current period	¥2,452,167	¥—	$26,356
Changes of items during the period
Issuance of new shares	799,630	213,763	8,595
Capital injection based on the JFC Act	—	2,238,404	—
Total changes of items during the period	799,630	2,452,167	8,595
Balance at the end of current period	3,251,797	2,452,167	34,951
Capital surplus
Special reserve for administrative improvement funds
Balance at the beginning of current period	181,500	—	1,951
Changes of items during the period
Capital injection based on the JFC Act	—	181,500	—
Total changes of items during the period	—	181,500	—
Balance at the end of current period	181,500	181,500	1,951
Legal capital surplus
Balance at the beginning of current period	1,291,138	—	13,877
Changes of items during the period
Issuance of new shares	2,051,600	758,400	22,051
Capital injection based on the JFC Act	—	751,077	—
Reversal of legal capital surplus (Deficit disposition)	(1,119,135)	(218,338)	(12,029)
Total changes of items during the period	932,464	1,291,138	10,022
Balance at the end of current period	2,223,603	1,291,138	23,899
Total capital surplus
Balance at the beginning of current period	1,472,638	—	15,828
Changes of items during the period
Issuance of new shares	2,051,600	758,400	22,051
Capital injection based on the JFC Act	—	932,577	—
Reversal of legal capital surplus (Deficit disposition)	(1,119,135)	(218,338)	(12,029)
Total changes of items during the period	932,464	1,472,638	10,022
Balance at the end of current period	2,405,103	1,472,638	25,850

[Japan Finance Corporation]

	March 31, 2010	March 31, 2009	March 31, 2010
	In millions of yen	In millions of yen	In millions of U.S. dollars
Retained earnings
Legal retained earnings
Balance at the beginning of current period	715,389	—	7,689
Changes of items during the period
Succeeded based on the JFC Act	—	715,389	—
Provision of legal retained earnings	13,419	—	144
Total changes of items during the period	13,419	715,389	144
Balance at the end of current period	728,808	715,389	7,833
Other retained earnings
Retained earnings brought forward
Balance at the beginning of current period	(1,930,613)	—	(20,750)
Changes of items during the period
Provision of legal retained earnings	(13,419)	—	(144)
Payment to national treasury	(13,419)	—	(145)
Reversal of legal capital surplus( Deficit disposition)	1,119,135	218,338	12,029
Net (loss)	(1,112,890)	(655,414)	(11,962)
Succeeded based on the JFC Act	—	(1,493,538)	—
Total changes of items during the period	(20,593)	(1,930,613)	(222)
Balance at the end of current period	(1,951,207)	(1,930,613)	(20,972)
Total retained earnings
Balance at the beginning of current period	(1,215,224)	—	(13,061)
Changes of items during the period
Payment to national treasury	(13,419)	—	(145)
Reversal of legal capital surplus(Deficit disposition)	1,119,135	218,338	12,029
Net (loss)	(1,112,890)	(655,414)	(11,962)
Succeeded based on the JFC Act	—	(778,148)	—
Total changes of items during the period	(7,174)	(1,215,224)	(78)
Balance at the end of current period	(1,222,398)	(1,215,224)	(13,139)
Total shareholders’ equity
Balance at the beginning of current period	2,709,581	—	29,123
Changes of items during the period
Issuance of new shares	2,851,230	972,163	30,646
Payment to national treasury	(13,419)	—	(145)
Net (loss)	(1,112,890)	(655,414)	(11,962)
Capital injection based on the JFC Act	—	3,170,981	—
Succeeded based on the JFC Act	—	(778,148)	—
Total changes of items during the period	1,724,920	2,709,581	18,539
Balance at the end of current period	4,434,501	2,709,581	47,662

[Japan Finance Corporation]

	March 31, 2010	March 31, 2009	March 31, 2010
	In millions of yen	In millions of yen	In millions of U.S. dollars
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the beginning of current period	(1,064)	—	(11)
Changes of items during the period
Net changes of items other than shareholders’ equity	377	(1,064)	4
Total changes of items during the period	377	(1,064)	4
Balance at the end of current period	(687)	(1,064)	(7)
Deferred gains or losses on hedges
Balance at the beginning of current period	172,049	—	1,849
Changes of items during the period
Succeeded based on the JFC Act	—	54,235	—
Net changes of items other than shareholders’ equity	(31,253)	117,814	(336)
Total changes of items during the period	(31,253)	172,049	(336)
Balance at the end of current period	140,795	172,049	1,513
Total valuation and translation adjustments
Balance at the beginning of current period	170,984	—	1,838
Changes of items during the period
Succeeded based on the JFC Act	—	54,235	—
Net changes of items other than shareholders’ equity	(30,876)	116,749	(332)
Total changes of items during the period	(30,876)	170,984	(332)
Balance at the end of current period	140,107	170,984	1,506
Total net assets
Balance at the beginning of current period	2,880,565	—	30,961
Changes of items during the period
Issuance of new shares	2,851,230	972,163	30,646
Payment to national treasury	(13,419)	—	(145)
Net (loss)	(1,112,890)	(655,414)	(11,962)
Capital injection based on the JFC Act	—	3,170,981	—
Succeeded based on the JFC Act	—	(723,913)	—
Net changes of items other than shareholders’ equity	(30,876)	116,749	(332)
Total changes of items during the period	1,694,043	2,880,565	18,207
Balance at the end of current period	¥4,574,609	¥2,880,565	$49,168

[Japan Finance Corporation]

STATEMENT OF CASH FLOW

		March 31, 2010	March 31, 2009	March 31, 2010
		In millions of yen	In millions of yen	In millions of U.S. dollars
Net cash used in operating activities
Net loss		¥(1,112,890)	¥(655,414)	$(11,961)
Depreciation and amortization		8,360	4,166	90
Impairment loss		1,607	—	17
Increase in allowance for loan losses		20,744	26,102	223
Increase in reserve for insurance policy liabilities		421,661	358,103	4,532
Decrease in provision for bonuses		(476)	(578)	(5)
Increase (Decrease) in provision for directors’ bonuses		(3)	19	(0)
Increase in provision for retirement benefits		4,048	1,448	44
Increase in provision for directors’ retirement benefits		46	25	1
Increase in reserve for compensation losses		84,309	3,000	906
Gain on fund management		(543,723)	(259,849)	(5,844)
Financing expenses		321,571	155,533	3,456
Loss related to securities		1,493	26	16
Foreign exchange losses		5,650	7,599	61
Loss on disposal of noncurrent assets		184	87	2
Net increase in loans and bills discounted		(5,173,595)	(1,509,882)	(55,606)
Net increase in borrowed money		5,230,095	1,868,644	56,214
Net increase in entrusted funds		585	558	6
Net increase in deposit		(1,309,970)	(747,510)	(14,080)
Net increase in receivables under resale agreements		(11,496)	(11,487)	(124)
Net increase (decrease) in short-term corporate bonds		(300,111)	299,813	(3,226)
Increase (Decrease) in straight bonds-issuance and redemption		175,582	(488,321)	1,887
Proceeds from fund management		557,105	277,712	5,988
Payments for finance		(314,003)	(161,349)	(3,375)
Other		(73,752)	(85,366)	(793)
Subtotal		(2,006,944)	(916,916)	(21,571)
Net cash used in operating activities		(2,006,944)	(916,916)	(21,571)
Net cash used in investing activities
Purchase of securities		(673,412)	(1,304)	(7,238)
Proceeds from sales of securities		38	—	0
Proceeds from redemption of securities		664,259	2,507	7,140
Purchase of property, plant and equipment		(2,714)	(2,315)	(29)
Proceeds from sales of property, plant and equipment		4	6	0
Purchase of intangible assets		(3,609)	(1,412)	(39)
Proceeds from sales of intangible assets		5	0	0
Net cash used in investing activities		(15,428)	(2,517)	(166)
Net cash provided by financing activities
Proceeds from issuance of common stock		2,851,230	972,163	30,645
Repayments of lease obligations		(2,271)	(988)	(24)
Payment to national treasury		(13,419)	—	(144)
Net cash provided by financing activities		2,835,538	971,174	30,477
Effect of exchange rate change on cash and cash equivalents		(5,650)	(7,598)	(61)
Net increase in cash and cash equivalents		807,515	44,141	8,679
Cash and cash equivalents at beginning of period		387,271	343,130	4,163
Cash and cash equivalents at end of period	Note.12	¥1,194,787	¥387,271	$12,842

NOTES TO FINANCIAL STATEMENTS

JAPAN FINANCE CORPORATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounting records maintained by Japan Finance Corporation (“JFC”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects of application and disclosure requirements from International Financial Reporting Standards.

Consolidated financial statements are not prepared since JFC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥93.04=$1.00, the exchange rate as of March 31, 2010 has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

According to the Article 41 of the JFC Act, JFC shall separate the accounting for each category of operations listed below.

(a)	Operations described in the item of (1), Article 41 (hereinafter referred to as “Micro Business and Individual Operations”)

(b)	Operations described in the item of (2), Article 41 (hereinafter referred to as “Agriculture, Forestry, Fisheries and Food Business Operations”)

(c)	Operations described in the item of (3), Article 41(hereinafter referred to as “SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)”)

(d)	Operations described in the item of (4), Article 41(hereinafter referred to as “Securitization Support Programs (Purchase-type Operation)”)

(e)	Operations described in the item of (5), Article 41 (hereinafter referred to as “Credit Insurance Programs”)

(f)	Operations described in the item of (6), Article 41 (hereinafter referred to as “JBIC Operations”)

(g)	Operations described in the item of (7), Article 41 (hereinafter referred to as “Crisis Response Operations”)

2. Significant accounting policies

(a) Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates are carried at cost based on the moving average method. Available-for-sale securities, which have readily determinable fair value are stated at fair value with changes in net unrealized gains or losses, included directly in Net assets. Available-for-sale securities whose fair value is extremely difficult to be determined are carried at cost based on the moving average method.

(b) Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value. However, certain credit default swap transactions, for which neither quoted market price nor reliably estimated value is available and the fair value is undeterminable, are accounted for as guarantee of obligation.

(c) Depreciation basis for fixed assets

(i) Property, plant and equipment (except for lease assets)

Tangible fixed assets are depreciated under the declining balance method over their useful economic lives except for buildings (excluding installed facilities) which are depreciated under the straight-line method.

Amortization is based on the following range of estimated useful lives:

Buildings: 2 years to 50 years

Other: 2 years to 20 years

(ii) Intangible assets (except for lease assets)

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JFC is amortized over its useful life (5 years).

(iii) Lease Assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are amortized under the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d) Method of amortization for deferred charges

Bond issuance costs

Bond issuance costs are expensed as incurred.

(e) Foreign currency translation and revaluation method

JFC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(f) Allowance for Loan losses

The allowance for loan losses is maintained in accordance with internally established standards. The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 4.(g) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

Write-offs of the Account for Micro Business and Individual Operations, the Account for Agriculture, Forestry, Fisheries and Food Business Operations, the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), and the Account for Credit Insurance Programs are recognized by offsetting the current allowance for loan losses for the amount of the claim deemed uncollectable against the year end claim amount balance; the previous allowance for loan losses and claim balances are reversed at the start of the fiscal year, upon approval received from the competent minister based on Article 4 of the “Ministerial Ordinance Concerning Accounting for the Japan Finance Corporation”.

(g) Reserve for compensation losses

The “reserve for compensation losses” provides for losses based on the estimated amounts of future losses attributed to compensation security contracts.

(h) Provision for bonuses

The “provision for bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet.

(i) Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the balance sheet.

(j) Provision for retirement benefits

The “provision for retirement benefits” represents the future payment for pension and retirement benefits to employees, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

Unrecognized prior service costs are recognized as income or expense by the straight-line method over a certain number of years; 10 years within the average remaining work period of employees at the year of occurrence.

Unrecognized actuarial differences are recognized as income or expense from the following fiscal year by the straight-line method over a period up to a maximum of 10 years within the average remaining service period of employees of the respective fiscal year.

(Change in accounting policy)

ASBJ Statement No. 19, Partial Amendments to Accounting Standards for Retirement Benefits (Part 3), issued on July 31, 2008, has been adopted commencing with this fiscal year end. Note that this adoption does not have any effects on income or expense.

(k) Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits”, which provides for future retirement pension payment to directors, corporate auditors and executive officers, is recognized at the amount accrued at the end of the respective fiscal year.

(l) Accounting for hedges of interest rate risk

(i) Hedge accounting

JFC used derivatives for interest rate risk hedging purposes under the deferral method.

(ii) Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowings, bonds and notes

(iii) Hedging policy

JFC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv) Assessment of hedge effectiveness

JFC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(m) Accounting for hedges of foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency swaps, foreign exchange forward contracts and similar transactions, used for hedging the foreign exchange risks of loans and bills discounted, borrowings, and bonds payable denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged loans and bills discounted, borrowings, and bonds payable with that of the hedging instruments. Some assets and liabilities denominated in foreign currency for which currency swaps are used to hedge the foreign currency fluctuations are translated at the contracted rate if the currency swaps qualify for hedge accounting. However, assessment of effectiveness is omitted for those currency swaps.

(n) Accounting Policies for Reserve for Insurance Policy liabilities

The “reserve for insurance policy liabilities” consists of the following two items, pursuant to Article 9, Paragraph 1 of the Ministerial Ordinance Concerning Accounting for JFC. Furthermore, in accordance with Article 9, Paragraph 2 of the Ministerial Ordinance Concerning Accounting for JFC, an additional amount shall be provided for insurance policy liabilities in the event that an impediment to the fulfillment of future obligations has been confirmed.

(i) Policy reserve

The policy reserve which provides for future obligations under insurance policies has been calculated based on actuarial and statistical method.

(ii) Outstanding Claims reserve

The outstanding claims reserve represents the accumulation of the estimates for reported losses and includes provision for losses incurred but not reported, after the deduction of collectable amounts based on insurance policies.

(o) Consumption and Other Taxes

Consumption taxes and local consumption taxes (“consumption taxes”) are excluded from transaction amounts. Amounts of non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

(p) Scope of cash and cash equivalents in the statements of cash flow

Cash and cash equivalents as stated in the Statements of Cash Flow consists of cash on hand and Current deposit in “Cash and due from banks” in the Balance Sheets.

3. Change in accounting policy

ASBJ Statement No. 10 Accounting Standards for Financial Instruments and ASBJ Guidance on Disclosures about Fair Value of Financial Instruments issued on March 10, 2008 have been adopted commencing with this fiscal year end. Note that this adoption did not have any impacts on income or expense.

4. Equity securities of or investment in subsidiaries and affiliates

Equity securities of or investment in subsidiaries and affiliates is ¥26,887 million ($289 million) and ¥2,793 million as of March 31, 2010 and 2009, respectively.

5. Receivables under resale agreements

Among the securities acquired under resale agreements, these securities which can be sold or pledged without restrictions amounted to ¥22,983 million ($247 million) and ¥11,487 million as of March 31, 2010 and 2009, respectively.

6. Loans

All loans entered into are loans on deeds. The amounts reported in the balance sheets as of March 31, 2009 and 2010 include the following:

	(In millions of yen)

	As of March 31, 2009
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	¥43,377	¥1,287	¥54,219	¥26,908
Non-accrual loans	163,890	76,064	458,308	110,674

Loans with interest or principal repayments more than three months on arrears	233	3,864	—	—
Restructured loans	309,915	24,843	153,114	92,894

Total	¥517,417	¥106,060	¥665,642	¥230,477

(Note)	The description of the following three accounts, Securitization Support Programs (Purchase-type operation), Credit Insurance Programs, and Crisis Response Operations, is omitted since there is no balance in these accounts.

	(In millions of yen)

	As of March 31, 2010
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	¥40,632	¥1,931	¥31,758	¥17,938
Non-accrual loans	146,639	72,648	372,665	257,260

Loans with interest or principal repayments more than three months on arrears	124	2,406	19	59
Restructured loans	465,414	18,824	57,654	91,578

Total	¥652,810	¥95,811	¥462,097	¥366,837

	(In millions of U.S. dollars)
	As of March 31, 2010
	Account for Micro Business and Individual Operations	Account for Agriculture, Forestry, Fisheries and Food Business Operations	Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)	Account for JBIC Operations
Bankrupt loans	$437	$21	$341	$193
Non-accrual loans	1,576	781	4,006	2,765

Loans with interest or principal repayments more than three months on arrears	1	26	0	1
Restructured loans	5,002	202	620	984

Total	$7,016	$1,030	$4,967	$3,943

(Note)    The description of the following three accounts, Securitization Support Programs (Purchase-type operation), Credit Insurance Programs, and Crisis Response Operations, is omitted since there is no balance in these accounts.

(a)	“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item 3 and 4 of the corporate Tax Law Enforcement Ordinance (Government Ordinance No.97), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for another reason.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Loans with interest or principal repayments more than three months in arrears” are loans whose principal or interest payment is more than three months in arrears, and which do not fall under category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans”, “Non-accrual loans”, and “Loans with interest or principal payments more than three months in arrears”.

(e)	The amounts of loans indicated in the table above are the gross amounts prior to the deduction of allowance for possible loan losses.

JFC, as a policy, does not pay down loans in part or in full immediately after the execution of the loan agreements, but instead makes disbursement, in accordance with the progress of the underlying projects. These undisbursed amounts are not included in the loans on deed in the Balance Sheets. The balance of unpaid amounts as of March 31, 2010 and 2009 are ¥1,415,923 million ($15,218 million) and ¥1,372,703 million, respectively.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off as of March 31, 2010 and 2009, respectively. The amount of accumulated write-offs as of March 31, 2010 and 2009 are ¥527,879 million ($5,674 million) and ¥521,089 million, respectively.

7. Assests pledged as collateral

Pursuant to Article 52 of the JFC Act, assets of JFC are pledged as general collateral for bonds totaling ¥5,949,515 million ($63,946 million) and ¥6,072,514 million as of March 31, 2010 and 2009, respectively.

8. Accumulated depreciation of fixed assets

Accumulated depreciation of fixed assets as of March 31, 2010 and 2009 amounted to ¥6,851 million ($74 million) and ¥2,553 million, respectively.

9. Amount of compensation security contract

	March 31, 2010	March 31, 2009	March 31, 2010
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
The total amount of compensation outstanding (28,243 contracts and 3,367 contracts as of March 31, 2010 and 2009, respectively)	¥1,242,750	¥154,129	$13,357
Reserve for compensation	¥87,310	¥3,000	$938
Net amount	¥1,155,440	¥151,129	$12,419

10. Receivable from affiliates

The receivable balance from affiliates as of March 31, 2010 and 2009 are nil and ¥19,646 million, respectively.

11. Restriction in dividend distribution

JFC is restricted in its dividend distribution pursuant to Article 47 of the JFC Act. In the event that the amount of the retained earnings brought forward in the balance sheet exceeds zero in each account related to the operations listed in each Item of Article 41 hereof, JFC shall accumulate, as a reserve, the amount calculated in accordance with the standards prescribed by a Cabinet Order to the extent that it reaches the certain amount, and if there is still a surplus, JFC shall pay such surplus into the National Treasury within 3 months after closing date.

In the event that the amount of the retained earning brought forward falls below zero in each account set forth in the preceding Paragraph, Legal capital surplus and legal retained earnings shall be transferred to retained earnings brought forward to the extent that the amount of retained earnings brought forward becomes zero.

12. Impairment losses

Impairment loss is recognized for the following assets:

Region	Purpose of use	Type	Impairment loss (millions of yen)	Impairment loss (millions of U.S. dollars)
Tokyo metropolitan	Idle assets: 4 items	Land, buildings	1,514	16
Other	Idle assets: 22 items	Land, buildings	93	1

JFC does not have any operating assets that are subject to impairment. For idle assets, an impairment loss is recognized as the difference between the recoverable amount and the carrying value at the end of the fiscal year.

Each asset in the grouping of Idle assets that have suffered impairment is treated as an individual unit.

The recoverable value in principle is calculated using net realizable value. The net realizable value is determined by the appraisal value based on the Real Estate Appraisal Standard. For certain immaterial real estate, the net realizable value is calculated based on the index that incorporates market value.

13. The account title and the amount related to transactions with subsidiaries and affiliates

Other – Other income: ¥100 million ($1 million)

14. Issued shares and treasury stocks

For the fiscal year ended March 31, 2009, types and number of issued shares and treasury stocks are as follows:

(unit: thousand of share)
Types	The number of stocks at beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of stocks at end of the fiscal year	Remarks
Issued shares
Common Stocks	—	4,143,144,407	—	4,143,144,407
Classified Stock	—	—	—	—

Total	—	4,143,144,407	—	4,143,144,407

Treasury stock
Common Stock	—	—	—	—
Classified Stock	—	—	—	—

Total	—	—	—	—

(Note)	Increases are due to the issuance of 972,163,000 thousand shares and the contribution of 3,170,981,407 thousand shares based on the JFC Act.

For the fiscal year ended March 31, 2010, types and number of issued shares and treasury stocks are as follows:

(unit: thousand of share)
Types	The number of stocks at beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of stocks at end of the fiscal year	Remarks
Issued shares
Common Stocks	4,143,144,407	2,851,230,000	—	6,994,374,407
Classified Stock	—	—	—	—

Total	4,143,144,407	2,851,230,000	—	6,994,374,407

Treasury stock
Common Stock	—	—	—	—
Classified Stock	—	—	—	—

Total	—	—	—	—

(Note)	Increase is due to the issuance of 2,851,230,000 thousand shares.

15. Cash Flow

(a) “Cash and cash equivalents” in the statement of cash flows as of March 31, 2010 and 2009 reconciles to cash and due from banks in the balance sheets as follows:

	March 31, 2010	March 31, 2009	March 31, 2010
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥3,734,767	¥1,617,281	$40,142
Time deposit and others	(2,539,980)	(1,230,010)	(27,300)

Cash and cash equivalents	¥1,194,787	¥387,271	$12,842

(b) Significant non-cash transaction The increase in finance lease transactions in the fiscal year ended March 31, 2010 and 2009 are ¥3,160 million ($34 million) and ¥6,443 million, respectively.

16. Lease Transactions

Lease transactions in the fiscal year ended March 31, 2010 and 2009 are as follows:

(a) Finance Lease Transactions in the fiscal year ended March 31, 2010 and 2009 are as follows:

Finance lease transactions, that do not involve the transfer of ownership to the lessee.

(i) Description of Lease assets is as follows:

 Property, plant and equipment: Equipment and Property

‚ Intangible assets: Software

(ii) Depreciation of lease assets is calculated under the method as set forth in Note 2 (c).

(b) Operating Lease Transactions

Future minimum lease payments subsequent to March 31, 2010 and 2009 for noncancelable operating lease transactions are as follows:

	March 31, 2010	March 31, 2009	March 31, 2010
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Due within one year	¥0	¥2	$0
Due after one year	2	3	0

Total	¥3	¥5	$0

17. Financial instruments and related disclosure

Current Fiscal Year (April 1, 2009 to March 31, 2010)

1. Status of financial instruments

(1) Initiatives for financial instruments

Based on the JFC Act, we are a governmental financial institution founded for the purpose of supplementing the financing conducted by general financial institutions and contributing to the development of the Japanese and global economic society and the improvement of the lifestyle of citizens.

The budget required for governmental financial operations is decided on by the Diet of Japan, and business plans and financial plans (funds for fiscal investment and loans, bonds, general accounting investment, equity participation, etc.) are appended to the budget and submitted to the Diet of Japan.

These operations are classified into Micro Business and Individual Operations, Agriculture, Forestry, Fisheries and Food Business Operations, SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), Securitization Support Programs (Purchase-type Operation), Credit Insurance Programs, and JBIC Operations. Accounts are made for each classification (“operation account”) for accounting treatment.

The funds procured by JFC for fiscal investment and loans, bonds, general accounting investment are managed separately by each operational accounts. In principle, it is assumed that funds intended for one operation account will not be used for another operation account. Accordingly, asset and liability management is conducted for the risks associated with financial assets and liabilities for each operation account. Note that financial instruments that can be used for the management of surplus funds are limited to extremely safe instruments such as Japanese government bonds, etc., as stipulated by The JFC Act.

The Account for Micro Business and Individual Operations is for operations, such as business fund financing and educational loans, etc., aimed at micro businesses and individuals. To conduct these operations funds are raised through the borrowing of fiscal investment funds and loans and the issuing of bonds. ALM (asset and liability management) is conducted for financial assets and liabilities in this account to ensure that interest rate fluctuations do not have an adverse effect on these operations.

In the Account for Agriculture, Forestry, Fisheries and Food Business Operations, the main operations consist of supplementing the financing provided by general financial institutions and supplying long-term funds at a low interest rate aimed at businesses engaged in agriculture, forestry, fisheries and food manufacturing, etc., in order to contribute to the sustainable and robust development of the agriculture, forestry, fisheries business and ensure the stable supply of food. To conduct these operations funds are raised through borrowing from fiscal investment funds and loans and the issuing of bonds. Asset and liability management is conducted for the risks inherent in the financial assets and liabilities in this account.

In the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), a stable supply of long-term funds is provided to supplement private sector financial institutions in order to support the growth and development of SMEs. To conduct these operations, funds are raised primarily through indirect financing by borrowing from the government and direct financing through the issuing of bonds. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

Operations in the Account for Securitization Support Programs (Purchase-type Operation) are conducted for the purpose of promoting the supply of unsecured funds to SMEs from private sector financial institutions, etc., utilizing securitization and fostering the securitization market for SME loan claims. To conduct these operations funds are raised through direct financing through the issuing of bonds.

In the Account for Credit Insurance Programs, insurance is provided for the guarantees related to the liabilities on SME loans. To conduct these operations funds are raised through capital investment from the government.

The purpose of the Account for JBIC Operations is to conduct the financing required for “Promoting overseas development and acquisition of strategically important natural resources to Japan”, “Maintaining and improving the international competitiveness of Japanese industries”, “Promoting overseas projects for conserving global environment, such as mitigating global warming”, and “Taking appropriate measures with respect to disruptions to international financial order”. Principal operations consist of export loans, import loans, investment financing, financing for business development and capital investment (including guarantees except for “capital investment”). To conduct these operations funds are raised through borrowing from fiscal investment funds and loans and the issuing of bonds. ALM (asset and liability management) is conducted for financial assets and liabilities in this account that are subject to interest-rate and currency fluctuations to ensure that interest-rate and currency fluctuations do not have an adverse effect on these operations. Also, derivative transactions are conducted for the purpose of mitigating risk inherent in foreign currency denominated transactions.

In the Account for Crisis Response Operations including 1) loans, 2) credit insurance underwriting (a certain portion of compensation paid by JFC to cover losses incurred by specified financial institutions on loans, including equity participation), and 3) interest subsidies (interest subsidies provided by JFC to a specified financial institutions for loans, etc., conducted by specified financial institutions that received a credit facility from JFC ) are conducted for financial institutions specified by the competent minister for domestic and global financial disturbance recognized by the competent minister when a crisis such as a large-scale disaster occurs. To conduct these operations, the financing required for 1) loans is procured through the borrowing from Fiscal Investment and Loan Program (“FILP”), and the issuing of government guaranteed bonds. The loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans. The financing required for 2) credit insurance underwriting, and 3) interest subsidies is procured through equity participation and grants from the government.

(2) Types of financial instruments and risks

The financial assets and liabilities owned by JFC are managed in separate operation accounts, and the risks associated with the financial assets and liabilities contained within each account are described below.

a. Account for Micro Business and Individual Operations

The financial assets in this account mainly include loans to micro business and individuals and financial liabilities in Japan; and the financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on business and educational loans from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted.

For this operation account, JFC strives to make a proper financing decision in the financial screening process, conduct detailed claims management based on the condition of the borrower after financing is provided, use statistical management methods, and increase the sophistication of management methods employed. In addition, risks are distributed as the credit portfolio is comprised of small business and educational loans that do not concentrate credit on a specified region or industry. However, based on future economic trends and changes in the business climate of borrowers, the number of borrowers with deteriorated creditworthiness could increase, bringing about requests for financial support including loan restructuring, causing an increase in uncollectable debt and credits costs for this account.

(b) Market risk

The main type of market risk associated with this account is interest-rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. To maintain daily cash flows, proper measures including establishing overdraft facility accounts with several private sector financial institutions have been taken, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

The financial assets in this account mainly include loans to agriculture, forestry, fisheries and food businesses, and financial liabilities mainly include borrowings, bonds, and entrusted funds. The associated risks are described below.

(a) Credit risk

The associated credit risk consists of risk of losses arising from uncollectable claims on credit to agriculture, forestry, fisheries and food businesses from deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the entity to which credit is granted. For this reason, efforts are made to maintain and improve the soundness of assets through proper financial screening and account management throughout the year.

However, among the majority of borrowers that make up this account, there are many small businesses in the agriculture, forestry, fisheries sector. These businesses are especially susceptible to natural conditions such as weather, etc., so depending on future conditions, uncollectable debt and credits costs for this account could increase.

(b) Market risk

The main type of market risk associated with this account is interest-rate risk.

It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, and fisheries policy, duration gaps do arise. This account could incur losses from the interest rate risk caused by this gap.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and the FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures are taken, including establishing overdraft facility accounts with multiple private sector financial institutions, to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The financial assets in this account mainly include loans and securities for SMEs, and financial liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Loans to SMEs, (2) Acquisition of bonds issued by SMEs, (3) Securitization of loan claims and bonds of SMEs, (4) Partial guarantee of loan claims for private sector financial institutions and partial guarantee of securitized financial products. Because credit is provided to SMEs in this account, the account risks losses arising from uncollectable claims caused by deterioration in creditworthiness or fluctuation in the value of the real estate-collateral of the SMEs to which credit is granted.

(b) Market risk

The main types of market risk associated with this account are interest rate risk and exchange rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps arise between assets and liabilities. This account could suffer losses from the interest rate risk caused by this gap.

The exchange rate risk associated with the issue of foreign currency-denominated bonds also applies to this account. However this risk is fully hedged through currency swaps.

(c) Liquidity risk

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

d. Account for Securitization Support Programs (Purchase-type Operation)

The financial assets in this account mainly include securities for SMEs, and financial liabilities mainly include bonds. The associated risks are described below.

(a) Credit risk

The following operations are conducted in this account: (1) Receipt and securitization of loan claims for private sector financial institutions (2) Partial purchase of securitized instruments. Since credit is provided to SMEs in this account, the account risks losses arising from uncollectable claims caused by deterioration in creditworthiness of the SMEs to which credit is granted and the resulting drop in value of securitized instruments owned.

(b) Market risk

The main type of market risk associated with this account is interest-rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities.

(c) Liquidity risk

Long-term and stable funds such as FILP agency bonds are secured to finance this account and deposits are not accepted. Proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows, and JFC considers liquidity risk to be limited. However, financing costs could increase due to unexpected events.

e. Account for Credit Insurance Programs

The financial assets in this account mainly include Due from bank. Long-term and stable funds such as investments from the Japanese government are secured to finance this account and deposits are not accepted.

f. Account for JBIC Operations

The assets in this account mainly include loans to borrowers in Japan and overseas, and securities, and liabilities mainly include borrowings and bonds. The associated risks are described below.

(a) Credit risk

Credit risk is the risk that the account will suffer losses if the financial condition of the borrower deteriorates and the value of assets (including off-balance sheet assets) decrease or disappear.

The credit risks associated with this account include sovereign risk, country risk, and corporate risk. Characteristic of support for overseas economic transactions conducted in this account, much financing is conducted for overseas governments, governmental institutions, and overseas corporations. Much of the credit risk associated with the credit provided typically consists of sovereign or country risk.

As a result, if the financial condition of the individual borrower significantly deteriorates due to political and economic trends in the borrower’s country or region, the performance and financial condition of these operations can be adversely affected.

(Note) Sovereign risk refers to risk associated with credit supplied to foreign governments, country risk refers to risk associated with the country in which the corporation is located, and corporate risk refers to the risk associated with credit supplied to corporations.

(b) Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be suffered, or profits derived from assets and liabilities (including off-balance sheet assets) will fluctuate and losses will be suffered due to the fluctuation of various market risk factors such as interest rates, exchange rates, etc.

The market risk associated with this account mainly consists of exchange rate risk and interest rate risk, and losses could be suffered from these risks from market fluctuations. However, in principle, these risks are mitigated through interest rate swaps, currency swaps, and forward exchange transactions.

In this account hedge accounting is used for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the market fluctuation risk associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

In this account hedge accounting is used for foreign exchange hedges, where currency swaps and foreign exchange forward contracts are used to hedge items such as loans, borrowings, and bonds for exchange rate fluctuation risk. The effectiveness of the hedging currency-swaps and forward contracts, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies, is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(c) Liquidity risk

Long-term and stable funds, such as fiscal loan funds, government-backed bonds, and FILP agency bonds, are secured to finance this account and deposits are not accepted, with the result that JFC considers liquidity risk to be limited. However, financing costs could increase due to market disturbances and unexpected events.

g. Account for Crisis Response Operations

The financial assets in this account mainly include loans and financial liabilities against designated financial institutions, and the financial liabilities include borrowings. The associated risks are described below.

(a) Credit risk

The main financial assets in this account are loans of funds to designated financial institutions that are required to conduct crisis response operations. The associated credit risk consists of risk of losses arising from uncollectable claims due to deterioration in creditworthiness of the designated financial institution.

JFC is liable for compensation to cover losses incurred by designated financial institution on loans to third parties. This account could incur losses if the payment of compensation fluctuates from the projected compensation payments caused by significant changes in the creditworthiness or economic condition of the third party business.

(b) Market risk

The operations of this account consist of loans to designated financial institutions, and fiscal investment and loans and issues of government-backed bonds are used for financing. Interest rate risk is believed to be limited because the loan period and borrowing period are equal, and the financing cost is covered by the interest on the loans.

(c) Liquidity risk

Long-term and stable funds such as fiscal investment and loans and government-backed bonds are used to finance this account and deposits are not accepted. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is believed to be limited. However borrowings are exposed to liquidity risk if an unexpected event occurs and payment cannot be made on the payment date.

(3) Risk management structure for financial instruments

JFC has a Corporate Governance Committee established to properly conduct management in order to comprehensively handle risks faced, including risks associated with financial instruments, to ensure the sustained and stable realization of the financing policies of the function.

For each type of risk, management policies and procedures have been created to handle the specific types of credit risks, market risks, and liquidity risks for financing associated with each operation, and a structure has been established to smoothly handle these tasks in each operation. The risk management structure for each type of operation is described below.

a. Micro Business and Individual Operations

The risk management structure of these operations is described below.

(a) Credit risk management

For these operations, JFC has a structure to manage the credit risk of loans through (i) individual credit management, (ii) asset self assessment, and (iii) quantification of credit risk in accordance with regulations concerning financing operations and claims management operations, and management regulations concerning credit risk. This credit risk management is conducted by the credit department and risk management department as well as each branch office, and business operations meetings are regularly held with the General Manager acting as chairman to conduct discussions and reporting.

The specific risk management method is described below.

(i) Individual credit management

The financial screening process associated with these operations to support appropriate financing decisions is based on consideration of the borrower’s financial condition in terms of eligibility for financing, validity of the use of funds, profitability and sustainability of the business, as well as the business’s qualitative aspects such as technical capabilities, selling power, and the future potential of the business.

Efforts are made to carefully manage claims after financing has been conducted through assessment of the future business outlook and repayment capacity.

(ii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department. The results of this self assessment are used to properly estimate write-off and allowance, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of financial position for the operations.

(iii) Quantification of credit risk

A credit scoring model for borrowers based on analysis of transaction data collected over a number of years has been developed for these operations. Starting in Fiscal Year 2007, credit scores have been assigned to borrowers, and these scores have been used for screening procedures and to monitor credit portfolios since Fiscal Year 2008. The reliability of this scoring model is ensured through continual recalibration based on annual inspections of the model’s accuracy.

In addition, to assess the overall risk of the portfolio, efforts are made to quantify credit risk through methods that take into consideration the extremely diversified nature of the portfolios for these operations.

(b) Market risk management

These operations are subject to the interest rate risk caused by the cash flow gap between assets and liabilities, and the operations could incur losses caused by this risk. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and appropriate risk management is carried out to reduce interest rate risk by diversifying the year of issue for bonds.

(c) Liquidity risk management related to fund procurement

To conduct proper risk management in these operations, long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted. Cash flows are assessed and overdraft facility accounts are established with multiple private sector financial institutions to maintain daily cash flows.

b. Agriculture, Forestry, Fisheries and Food Business Operations

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations, credit risk is properly managed through (i) individual credit management, (ii) credit rating, (iii) asset self assessment, and (iv) quantification of credit risk.

(i) Individual credit management

The screening process for these operations includes screening of the probability of repayment based on eligibility for financing, validity of the financing conditions, and the future potential of the business. Particularly, screening for the certainty of repayment is conducted with a screening standard that gives sufficient consideration to the specific industry (agriculture, forestry, and fisheries) risks. This consists of close examination of the creditworthiness, investment risk, and investment effect of the borrower, and comprehensive verification and confirmation of repayment ability that takes into account feasibility of the payment and repayment plan, and suitability of financing conditions.

Efforts are also made to continuously assess the customer’s economic condition, and maintain and improve the soundness of loan assets through active and detailed support activities.

(ii) Credit rating

These operations strive to maintain and improve the quality of loan assets by using ratings for early discovery of customers with business conditions that could be cause for concern in order to enact business support. Ratings are assigned based on a model built using internal data. The reliability of this scoring model is ensured through continual recalibration based on annual inspection of the model’s discrimination accuracy.

The credit ratings are also used for individual credit management, asset self assessment, and quantification of credit risk as the basis for credit risk management. For this reason reassessment of the credit ratings system is conducted as required.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment.

In this process, first stage assessments are conducted by the branch offices, second stage assessments by the credit department, and internal inspections by the auditing department.

The results of this self assessment are used to appropriately estimate write-off and allowance, and are used internally for the constant assessment of the credit conditions of the operations. They are also actively used for the disclosure of the quality of assets to enhance the transparency of financial position for the operations.

(iv) Quantification of credit risk

To assess the overall risk of the portfolio, credit risks are quantified for internal management in these operations.

(b) Market risk management

The main type of market risk associated with this account is interest rate risk. It is JFC policy to minimize interest rate risk by matching the duration of assets and liabilities. However, due to characteristics such as long redemption periods and fixed interest rates that are required by agriculture, forestry, fisheries policy, duration gaps arise. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and to conduct proper risk management by attempting to reduce interest rate risk through the provision of long-term financing.

(c) Liquidity risk management related with fund procurement

Long-term and stable funds such as fiscal investment and loans and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions have been taken to maintain daily cash flows for proper risk management.

c. SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

(i) Individual credit management

For financing operations, the financing decision is conducted upon assessment of the situation of company applying for funds from a fair and neutral position and verification of the certainty of repayment and validity of use of funds.

Since these financing operations specialize in long-term funding for businesses, in the screening process, verification assessment is made of the likelihood of long-term repayment focusing on business profits as well as on overall judgment being made on the certainty of repayment.

An overall judgment of the company’s enterprise power is made, not limited to a quantitative analysis focusing on the financial statements, but taking into consideration various management activities including the combination of people, money, and other factors that makes up the company and the future prospects of the company that has applied for funds.

We strive to continuously assess the situation after financing has been granted through review of financial reports and regular company visits. Based on the classification of the borrower or otherwise as required, and after consideration of the results of management improvement plans, follow ups will be conducted as required to define transaction policy.

In addition, in order to support the growth and development of the borrower, we will strive to give as much feedback as possible on the screening results and provide consultation support to help resolve management issues. In particular, we will support companies struggling to respond to changes in the business environment by formulating business improvement plans through methods such as preparing and submitting management improvement proposals.

(ii) Credit rating

A credit scoring model based on analysis of transaction data collected over the years for borrowers has been developed for these operations and has been used in the screening process. In Fiscal Year 2002 this tool was developed for credit rating, and a credit rating system based on a new scoring model was introduced in Fiscal Year 2007 to improve default determination accuracy. In this manner, credit risk is being adequately evaluated.

(iii) Asset self assessment

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct self assessment. Classification of borrowers is being conducted based on the new credit rating system introduced in Fiscal Year 2007.

First stage assessments of borrower classification and asset type are conducted by the front offices and second stage assessments by a separate credit department. An auditing department independent from the other sections then conducts an internal inspection to verify the accuracy of assessments.

(iv) Quantification of credit risk

In addition to the individual credit management described above, from 2005 we started monitoring and quantifying credit risks to assess the overall risk of the credit portfolio to further improve the efficiency of financing operations and the quantification and management of credit risk.

(v) Credit risk management for securitization support operations

In the securitization support operations since July, 2004, we have used scoring models such as our proprietary creditworthiness measurement tool which was developed based on the analysis of transaction data collected over the years for SMEs, and a Credit Risk Database (CRD) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper guarantee rate based on credit risk.

After guarantees have been conducted, accurate assessment of credit risk is conducted through confirmation of the repayment status, submission of financial reports, and regular reassessment of the pool of claims.

(b) Market risk management

(i) Interest rate risk

The main type of market risk associated with these operations is interest rate risk. It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities. However, not all cash flows can be matched, so some gaps do arise between assets and liabilities. Efforts are made to assess interest rate risk in these operations through methods such as maturity ladder analysis and duration analysis, and conduct proper risk management by attempting to reduce interest rate risk by diversifying the year of issue for bonds.

(ii) Exchange rate risk

It is JFC policy to fully hedge through use of currency swaps, the exchange rate risk of issues of foreign-currency denominated debt securities. The counterparty risk associated with swaps is managed through regular assessment of the fair value and risk exposure of the swap transaction for counterparties, and the creditworthiness of counterparties.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are secured to finance this account and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions, have been taken to maintain daily cash flows for proper risk management.

d. Securitization Support Programs (Purchase-type Operation)

The risk management structure for these operations is described below.

(a) Credit risk management

In the securitization support operations, we use scoring models such as our proprietary creditworthiness measurement tool developed based on analysis of transaction data collected over a number of years for SMEs, and a CRD (Credit Risk Database) to conduct screening. In addition, statistical methods such as Monte Carlo simulations are used to accurately assess the overall credit risk for pools of claims to establish a proper return based on credit risk.

(b) Market risk management

The main type of market risk associated with these operations is interest rate risk.

It is JFC policy to minimize interest rate risk by matching the cash flows between assets and liabilities, and we believe that interest rate risk is limited.

(c) Liquidity risk management related with fund procurement

It is believed that liquidity risk is limited because a system has been adopted to minimize liquidity risk and sufficient funding support can be expected from the government.

e. Credit Insurance Programs

The risk management structure for these operations is described below.

Financing is provided from government funds. Efforts are made for proper risk management through the assessment of cash flows.

f. JBIC Operations

The risk management structure for these operations is described below.

(a) Credit risk management

The basis of credit risk management is centered on individual credit management based on the creditworthiness of the borrower during the credit approval process.

When a new credit application is processed, the relevant finance departments (sales promotion department) and credit departments collect and analyze information on the borrower. The overseas representative offices also play a part in collecting information on foreign governments and corporations. Credit appraisal takes place based on the information that has been gathered and analyzed, with the different departments ensuring appropriate check throughout the process, leading to the final decision by the management.

For lending to foreign governments and corporations, JFC makes most use of its position as a public institution and exchanges views and information with governments and other authorities in recipient countries, international institutions such as the IMF and the World Bank, other regional development banks and official export credit agencies as well as private financial institutions in the industrial countries. Using all these channels, JFC evaluates sovereign or country risk (risk in addition to corporate risk associated with the country in which the corporation is located) based on a broad range of information on government and government agency borrowers as well as political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system based on the Financial Inspection Manual. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. The credit management situation is also checked by an independent auditing department.

        In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not contained in private sector financial institutions, for official claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program upon agreement with the IMF in order to secure the ability to sustainably service its debt. In view of JFC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its official claims on foreign governments.

Besides the individual credit management outlined above, credit risks are quantified to assess the overall risk of the portfolio in these operations. To quantify credit risks, it is important to take into account the characteristic of the loan portfolio, that there are a significant proportion of long-term loans and loans involving sovereign risk or country risk. Also to be taken into account is the mechanism of securing assets, such as the framework of international financial assistance to debtor countries through the Paris Club, which is unique to official creditors. This account uses a unique model to quantify the credit risk taking account of the above explained elements and measures amount of credit risk, which are utilized for credit risk management.

(b) Market risk management

ALM is used to manage exchange rate risk and interest rate risk for these operations. Market risk management protocols contain detailed stipulations of risk management methods and procedures, which are used by the ALM Committee to assess and confirm the execution of ALM, and for discussions concerning future responses. In addition, monitoring is conducted through gap analysis and interest rate sensitivity analysis to comprehensively assess the interest and terms of financial assets and liabilities. The results are regularly reported to the ALM Committee

The basic policy for managing exchange rate risk and interest rate risk in these operations is described below.

(i) Exchange rate risk

Foreign currency-denominated loans conducted in these operations involve risks related to exchange rate fluctuations. We have a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange transactions.

(ii) Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

 Yen-denominated loan operations

For the most part, funding for yen-denominated loans is managed at fixed-rate interest. Currently, interest rate risk for yen-denominated loans is limited since maturity of loans and the related funding arrangements are generally matched. In addition, swaps are used to hedge interest rate risk for portions of loans that are thought to have high exposures to interest rate fluctuation risk.

‚ Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the consistent policy of using interest rate swaps and managing funds with floating interest rates for both loans and related funding arrangements.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal loan funds, government-backed bonds, and FILP agency bonds are used to finance these operations and deposits are not accepted.

Cash flows are assessed and proper measures including establishing overdraft facility accounts with multiple private sector financial institutions are taken to maintain daily cash flows for proper risk management.

(d) Derivatives transactions

A protocol of internal checks with separate divisions executing transactions, assessing the effectiveness of hedges, and conducting office management has been established for derivatives transactions, and these transactions are conducted according to derivatives-related regulations.

g. Crisis Response Operations

The risk management structure for these operations is described below.

(a) Credit risk management

For these operations standards have been established in accordance with the Financial Inspection Manual prepared by the Financial Services Agency to conduct asset self assessment. In the asset self assessment, an inspection is conducted by the auditing department.

(b) Market risk management

        These operations consist of loans to designated financial institutions, and fiscal investment and loans and issues of government-backed bonds are used for financing. The loan period and borrowing period are equal.

(c) Liquidity risk management related to fund procurement

Long-term and stable funds such as fiscal investment and loans and government-backed bonds are secured to finance this account and deposits are not accepted. In addition, the loan period and borrowing period are equal. Sufficient short-term liquidity is secured for compensation payment funds towards designated financial institutions, and liquidity risk is believed to be limited. In addition, continual efforts are being made to make financing plans more sophisticated and minimize liquidity risk.

(4) Supplementary explanation concerning fair value of financial instruments

The fair value of financial instruments includes amounts based on market value and amounts that have been reasonably estimated when no market value is available. Set valuation inputs are used for the calculation of this amount, and if different valuation inputs are used the resulting amount could vary.

2. Fair value of financial instruments

The amount in the balance sheets at March 31, 2010, and the related fair value, and difference is as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following chart (refer to note 3).

(Unit: millions of yen)

	Amount on Balance Sheet	Fair value	Difference
(1) Cash and due from banks	¥3,734,767	¥3,735,638	¥870
(2) Securities
Held to maturity debt securities	25,113	26,100	986
(3) Loans and bills discounted	29,178,591
Allowance for loan losses (*1)	(419,160)
	28,759,431	29,305,931	546,500

Total assets	32,519,312	33,067,670	548,358

(1) Borrowings (2) Bonds payable (3) Entrusted funds	21,088,589 5,949,515 37,288	21,397,131 6,101,298 27,858	308,541 151,782 (9,429)

Total liabilities	27,075,393	27,526,288	450,894

Derivative transactions (*2) Derivative transactions not qualifying for hedge accounting Derivative transactions qualifying for hedge accounting	— 691,423	— 691,423	— —

Total derivative transactions	¥691,423	¥691,423	¥—

	(Unit: millions of U.S. dollars)
	Amount on Balance Sheet	Fair value	Difference
(1) Cash and due from banks	$40,142	$40,151	$9
(2) Securities
Held to maturity debt securities	270	281	11
(3) Loans and bills discounted	313,613
Allowance for loan losses (*1)	(4,505)
	309,108	314,982	5,874

Total assets	349,520	355,414	5,894

(1) Borrowings (2) Bonds payable (3) Entrusted funds	226,661 63,946 401	229,978 65,577 299	3,317 1,631 (102)

Total liabilities	291,008	295,854	4,846

Derivative transactions (*2) Derivative transactions not qualifying for hedge accounting Derivative transactions qualifying for hedge accounting	— 7,431	— 7,431	— —

Total derivative transactions	$7,431	$7,431	$—

(*1) General allowance for loan losses and specific allowance for loan losses have been deducted from loans.

(*2) Derivatives recorded in “other assets and other liabilities” are collectively displayed.

The net values of assets and liabilities arising from derivative transactions are displayed. The figures in parenthesis indicate net liabilities.

(Note 1)	Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that do not mature or have a maturity under 3 months, the carrying amount is used as fair value because fair value resembles the carrying amount approximates to the fair value. For due from banks that have a maturity over 3 months, fair value is based on the present value calculated by discounting future cash flow by the risk free rate (the standard Japanese government bond rate) based on the appropriate deposit term.

(2) Securities

Market value is used for securities. However for corporate bonds in the Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation), the carrying amount is used as fair value because fair value approximates the carrying amount.

Notes for securities by purpose of holding are found in “note 18. Market Value of Securities”.

(3) Loans and bills discounted

Loans, including loans with variable interest rates and loans with fixed interest rates, are calculated as follows.

a. Account for Micro Business and Individual Operations

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by the interest rate assumed to be used if a new loan were conducted based on the type and period of loan.

However for obligations that have redemption problems or could default, a provision for bad debt is calculated based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date after a deduction has been made for the provision for bad debt, so this amount is used for fair value.

b. Account for Agriculture, Forestry, Fisheries and Food Business Operations

All loans have a fixed interest rate and fair value is calculated by discounting the risk-reflected principal and interest that incorporates risk by the risk free rate (the standard Japanese government bond rate) based on the type of borrower and period of loan.

c. Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

All loans have a fixed interest rate and fair value is calculated for borrowers in possibility of bankruptcy by discounting the risk-adjusted principal and interest by the risk free rate (the standard Japanese government bond rate) based on the type of borrower and period of loan. However for obligations on bankrupt borrowers or substantially bankrupt borrowers, a provision for bad debt is calculated based on the expected collectable amount from the collateral or guarantee. Fair value resembles the amount on the balance sheet on the closing date after a deduction has been made for the provision for bad debt, so this amount is used for fair value.

d. Account for Securitization Support Programs (Purchase-type Operation)

Not applicable

e. Account for Credit Insurance Programs

Not applicable

f. Account for JBIC Operations

For loans with variable interest rates an amount calculated by the floating rate note method to reflect market interest rates over the short term is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value. However for obligations on bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers a provision for bad debt is calculated based on the expected collectable amount from the collateral or guarantee. Fair value approximates the amount on the balance sheet on the closing date after a deduction has been made for the provision for bad debt, so this amount is used for fair value.

g. Account for Crisis Response Operations

All loans have a fixed interest rate and fair value is calculated by discounting the principal and interest by the interest rate estimated from the market yield of bonds issued by the borrower based on the type of borrower and period of loan.

Liabilities

(1) Borrowings

Borrowings with variable interest rates indicates that short-term market interest rates and the credit conditions of JFC are not significantly altered by borrowings. Therefore, the carrying amount is used as fair value because it is believed that the carrying amount approximates the fair value. For borrowings with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate) based on the set period of loan.

(2) Bonds payable

Market value is used for fair value of bonds. However, bonds that are subject to hedging with forward contracts are treated as yen-denominated bonds with fixed interest, and the fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

(3) Entrusted funds

Fair value is calculated by discounting the principal and interest of the entrusted fund by the risk free rate (the standard Japanese government bond rate) based on the set period.

Derivative transactions

Derivative transactions are discussed under note 19 “Derivative transactions”.

(Note 2)	For credit insurance underwriting, the credit decision is conducted by a specified financial institution, and it is the structure for JFC not to participate in the credit decision for the individual subject to compensation at the time of loan, and therefore JFC does not retain the financial data of the individuals subject to compensation. Accordingly, it is recognized that fair value is extremely difficult to be determined.

The amount of compensation underwritten for compensation security contract is as follows.

Balance of compensation underwritten: ¥1,242,750 million ($13,357 million).

Compensation loss reserve: ¥87,310 million ($938 million).

(Note 3) Financial instruments that are recognized to be extremely difficult to be determined fair value are as follows.

They are not included in “Assets, (2) Securities” or “Liabilities, (1) Borrowings”

	(Millions of yen)	(Millions of U.S. dollars)
Classification	Carrying amount on balance sheet	Carrying amount on balance sheet
1) Unlisted stocks (*1)	¥22,529	$242
2) Corporate bonds (specified asset-backed securities) (*2)	2,131	23
3) Other securities (trust beneficiary securities) (*2)	3,242	35
4) Partnership investments (*3)	23,780	256
5) Borrowings from general account of the national budget (*4)	131,300	1,411
6) Borrowings from the FILP special account (investment account) of the national budget (*5)	770	8

Total	¥183,754	$1,975

(*1)	Since unlisted stocks do not have quoted market prices available and fair value is extremely difficult to be determined, fair values are not stated.

(*2)	Corporate bonds (specified asset-backed securities) and other securities (trust beneficiary securities) do not have a market value.

These are securities issues backed by loan claims on SMEs originating from multiple financial institutions. The following steps are followed when constructing the subordination structure for the securities:

(1) First, groups of loan claims from the financial institutions are put into sub-pools, and the most subordinated section is removed;

(2) The remainder of the sub-pool besides the most subordinated section is treated as an amalgamate and divided into levels of senior and subordinate

For this reason, to evaluate the fair value of other securities (trust beneficiary securities) owned by JFC that have been amalgamated , the individual financial data for the borrowers that back the securities issue is required. Because JFC is not structured to continuously acquire this data, fair value is extremely difficult to be determined and is not stated.

(*3)	For partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined fair values are not stated.

(*4)	For borrowings from general account of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined because no redemption period is stipulated and it is not possible to reasonably estimate future cash flows.

(*5)	For borrowings from the FILP special account (investment account) of the national budget, fair values are not stated because it is recognized that fair value is extremely difficult to be determined for the following reason: an interest rate is not set at the time of borrowing, as this type of borrowing consists of a scheme in which a lump interest payment is made after the final installment payment redemption and it is not possible to reasonably estimate future cash flows.

(Note 4) Redemption schedule for receivables and redeemable securities with future redemption dates

	(Millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Due from banks (*1)	3,734,531	—	—	—	—	—
Securities (*2) Held-to-maturity debt securities	3,913	40	—	20,983	—	—
Loans and bills discounted (*2)	3,952,780	8,630,361	6,928,240	3,759,705	2,824,098	2,508,571

Total	7,691,224	8,630,401	6,928,240	3,780,689	2,824,098	2,508,571

	(Millions of U.S. dollars)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Due from banks (*1)	40,139	—	—	—	—	—
Securities (*2) Held-to-maturity debt securities	42	0	—	225	—	—
Loans and bills discounted (*2)	42,485	92,760	74,465	40,410	30,354	26,962

Total	82,666	92,760	74,465	40,635	30,354	26,692

(*1)	Demand deposits contained within due from banks are stated as “Maturities within one year”.

(*2)	Within loans and securities, claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers contains an amount of ¥467,832 million that is not expected to be redeemed and not included in the table above. In addition, in the Account for Micro Business and Individual Operations, there are claims of ¥107,027 million that have redemption problems or could default, and are not expected to be redeemed. This amount is not included in the table, either.

(Note 5) Redemption schedule for bonds and borrowings with future redemption dates

	(Millions of yen)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Borrowings (*)	3,229,606	6,086,052	6,472,809	2,725,039	1,751,760	824,091
Bonds payable	1,106,900	2,352,810	1,502,530	581,476	310,000	100,000
Entrusted fund	—	—	—	62	1,522	35,704

Total	4,336,506	8,438,862	7,975,339	3,306,578	2,063,283	959,795

	(Millions of U.S. dollars)
	Maturities within one year	Maturities after one year but within three years	Maturities after three years but within five years	Maturities after five years but within seven years	Maturities after seven years but within ten years	Maturities after ten years
Borrowings (*)	34,712	65,413	69,570	29,289	18,828	8,857
Bonds payable	11,897	25,288	16,149	6,250	3,332	1,075
Entrusted fund	—	—	—	0	16	384

Total	46,609	90,701	85,719	35,539	22,176	10,316

(*)	In borrowings, ¥131,300 million of general accounting investments with no redemption period stipulated are not included.

18. Market Value of Securities

The market value of securities at March 31, 2009 is as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

	(In millions of yen)
	Amount in the		Difference	Gross Unrealized
	Balance Sheets (A)	Fair Value (B)	(A)-(B)	Gains	Losses
Japanese government bonds	¥21,156	¥21,971	¥815	¥815	—

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

Not applicable

(f) Held-to maturity debt securities and available-for-sale securities whose fair value is not readily determinable were as follows:

March 31, 2009
(In millions of yen)
Held-to-maturity securities
Unlisted Japanese securities	¥7,872
Equity Securities of, or investment in subsidiaries and affiliates	2,793
Available-for-sale securities
Negotiable certificates of deposit	82,210
Unlisted foreign stocks	8,729
Other unlisted Japanese securities	7,841
Other unlisted foreign securities	1,227

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale redeemable securities and held-to maturity debt securities are as follows:

	(In millions of yen)
	Maturities within one year	Maturities after one year but within five years	Maturities after five years but within ten years	Maturities after ten years
Bonds
Japanese Government Bonds	¥—	¥—	¥21,156	¥—
Corporate Bonds	3,946	7,031	—	—
Others	82,732	4,013	—	—

Total	¥86,679	¥11,044	¥21,156	¥—

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gains (losses) on available-for-sale securities are as follows:

Valuation Difference	(In millions of yen)
Valuation difference	¥(1,064)
Available-for-sale securities	—
Other money held in trust	—
Valuation Difference for Available-for-sale securities	(1,064)

The market value of securities at March 31, 2010 is as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

	Type	Carrying amount on balance sheet (millions of yen)	Fair value (millions of yen)	Difference (millions of yen)	Carrying amount on balance sheet (millions of dollars)	Fair value (millions of dollars)	Difference (millions of dollars)
Securities whose fair value exceeds their carrying amount	Japanese government bonds	21,134	22,120	986	227	238	11
	Corporate bonds	—	—	—	—	—	—
	Others	—	—	—	—	—	—

	Subtotal	21,134	22,120	986	227	238	11

Securities whose fair value does not exceed their carrying amount	Japanese government bonds	—	—	—	—	—	—
	Corporate bonds	3,979	3,979	—	43	43	—
	Others	—	—	—	—	—	—

	Subtotal	3,979	3,979	—	43	43	—

Total		25,113	26,100	986	270	281	11

(c) Equity securities of or investment in subsidiaries and affiliates (as of March 31, 2010)

(Note) These are equity securities of or investment in subsidiaries and affiliates whose fair value is extremely difficult to be determined

	(millions of yen)	(millions of U.S. dollars)
	Carrying amount on balance sheet	Carrying amount on balance sheet
Equity Securities of, or investment in affiliates	26,887	289

Total	26,887	289

They have no quoted market price available and their fair value is extremely difficult to be determined.

(d) Available-for-sale securities (as of March 31, 2010)

	Type	Carrying amount on balance sheet (millions of yen)	Acquisition cost (millions of yen)	Difference (millions of yen)	Carrying amount on balance sheet (millions of dollars)	Acquisition cost (millions of dollars)	Difference (millions of dollars)
Securities whose carrying amount exceeds their acquisition cost	Stocks	—	—	—	—	—	—
	Debt securities	—	—	—	—	—	—
	Japanese government bonds	—	—	—	—	—	—
	Corporate bonds	—	—	—	—	—	—
	Others	—	—	—	—	—	—

	Subtotal	—	—	—	—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—	—	—	—
	Debt securities	—	—	—	—	—	—
	Japanese government bonds	—	—	—	—	—	—
	Corporate bonds	—	—	—	—	—	—
	Others	226,580	226,580	—	2,435	2,435	—

	Subtotal	226,580	226,580	—	2,435	2,435	—

Total		226,580	226,580	—	2,435	2,435	—

(Note) Available-for-sale securities whose fair value is extremely difficult to be determined

`	(millions of yen)	(millions of U.S. dollars)
	Carrying amount on balance sheet	Carrying amount on balance sheet
Debt securities
Corporate bonds	2,131	23

Others
Unlisted foreign stocks	15,688	169
Unlisted Japanese securities	3,467	37
Unlisted foreign securities	3,508	38

Total	24,796	267

These are not included in the above table of “Available-for-sale securities” because there are no quoted market price available and they are extremely difficult to determine the fair value.

(e) Held-to-maturity debt securities sold during the fiscal year ended March 31, 2010

Not applicable

(f) Available-for-sale securities sold during the fiscal year ended March 31, 2010

Not applicable

(g) Change in classification of securities

Not applicable

(h) Impairment of securities

Not applicable

(i) Money held in trust

Not applicable

(j) Net unrealized gains (losses) on available-for-sale securities are as follows:

Valuation Difference	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference	¥(687)	$(7)
Available-for-sale securities	(687)	(7)
Other money held in trust	—	—
Valuation Difference for Available-for-sale securities	(687)	(7)

19. Derivatives transactions

Notes to derivative transactions in the fiscal year ended March 31, 2009 are as follows:

(a) Policy for derivative transactions

JFC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks associated with its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i) Credit risk

This represents the potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii) Market risk

This represents the potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i) Credit risk

JFC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii) Market risk

JFC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

(e) Interest rate-related transactions

There were no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting was applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There were no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting was applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit Derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2010 are as follows:

1. Derivatives transactions not qualifying for hedge accounting

(a) Interest rate-related transactions

Not applicable

(b) Currency-related transactions

Not applicable

(c) Equity-related transactions

Not applicable

(d) Bond-related transactions

Not applicable

(e) Commodity-related transactions

Not applicable

(f) Credit Derivatives transactions

Not applicable

2. Derivatives transactions qualifying for hedge accounting

Notional amounts do not equate to the market risk of the derivative transactions.

(a) Interest rate-related transactions (as of March 31, 2010)

	(millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap Receive/fixed and pay/floating Receive/floating and pay/fixed Receive/floating and pay/floating	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥2,103,196 574,558 238,056	¥1,837,975 573,304 219,449	¥76,149 (36,377 (744	) )

	Total		¥—	¥—	¥39,027

	(millions of U.S. dollars)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap Receive/fixed and pay/floating Receive/floating and pay/fixed Receive/floating and pay/floating	Long-term loans and bills discounted Long-term borrowings Corporate bonds	$22,605 6,175 2,559	$19,755 6,162 2,359	$818 (391 (8	) )

	Total		$—	$—	$419

(Note1)	Calculation of fair value is based on the discounted cash flows.

(b) Currency-related transactions (as of March 31, 2010)

	(millions of yen)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Long-term loans and bills discounted Long-term borrowings Corporate bonds	¥3,690,400	¥3,361,330	¥652,403
	Forward foreign exchange contracts	Long-term loans
	Sell		32	—	(0)
	Buy		199	—	(5)

	Total		¥—	¥—	¥652,396

	(millions of U.S. dollars)
Hedge accounting method	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Long-term loans and bills discounted Long-term borrowings Corporate bonds	$39,665	$36,128	$7,012
	Forward foreign exchange contracts	Long-term loans
	Sell		0	—	0
	Buy		2	—	(0)

	Total		$—	$—	$7,012

(Note)	1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Commitee Report No.25).

	2.	Calculation of fair value is based on the discounted cash flows.

(c) Equity-related transactions

     Not applicable

(d) Bond-related transactions

     Not applicable

20. Retirement benefits

JFC has a defined benefit pension plan comprising of a welfare pension fund plan and a lump-sum severance indemnity plan.

(a) The funded status of the pension plans

		March 31, 2010	March 31, 2009	March 31, 2010
Disposition		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation	(A)	¥(272,792)	¥(270,465)	$(2,932)
Fair value of plans’ assets	(B)	69,215	59,217	744

Unfunded pension obligation	(C) = (A) + (B)	(203,577)	(211,248)	(2,188)

Unrecognized prior service costs	(D)	(1,435)	—	(15)
Actuarial unrecognized difference	(E)	680	10,965	7
Net amount recognized on the balance sheet	(F) = (C) + (D) + (E)	(204,332)	(200,283)	(2,196)
Prepaid pension cost	(G)	—	—

Provision for retirement benefits	(H) = (F) – (G)	(204,332)	(200,283)	(2,196)

(b) Component of pension cost
		March 31, 2010	March 31, 2009	March 31, 2010
Disposition		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost		¥7,607	¥3,801	$82
Interest cost		5,408	2,696	58
Expected return on plans’ assets		(1,184)	—	(13)
Amortization of prior service cost accounted for as expense		(12)	—	(0)
Actuarial differences accounted for as expense		1,096	—	12
Other costs		—	—	—

Net pension cost		12,916	6,498	139

(Note)	Employee contributions to pension funds have been deducted from the Service cost.

(c) Principal assumptions made

	March 31, 2010	March 31, 2009
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	2.0%	0.0%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Terms to amortize unrecognized prior service costs	10 years	—
Terms to amortize actuarial unrecognized differences	10 years	10 years

21. Deferred tax accounting

JFC does not apply deferred tax accounting since JFC is a nontaxable entity classified in the article 2 (5) of the Corporation Tax Act.

22. Profit and Loss on equity method

	March 31, 2010	March 31, 2009	March 31, 2010
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Investment for affiliates	¥26,887	¥2,793	$289
Investment for affiliates (equity method)	26,722	2,644	287
Profit of Investment for affiliates (equity method)	(15)	(36)	(0)

23. Related party transaction

Related party Transactions in the fiscal year ended March 31, 2009 are as follows:

(a) Transactions with parent company and major shareholder companies

	(In millions of yen)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	¥972,163	—	—
						Receipts from general account of the national budget	2,973	—	—
						Receipt of funds (Note iii)	3,918,677	Borrowings	15,756,683
						Repayment of borrowing	2,062,300
						Payment of interest on borrowings	89,605	Accrued expenses	33,008
						Deposit of funds (Note iv)	2,137,300	Due from banks	1,147,800
						Underwriting of short-term bonds (Note v)	199,923	Short-term bonds	199,923
						Guarantee for corporate bonds (Note vi)	3,183,608	—	—

(Note)

(i)	Transactions with the ministries and agencies other than Ministry of Finance are as follows:

- Small and Medium Enterprise Agency

Receipts from the national budget ¥13,737 million

- Ministry of Health, Labor and Welfare Ministry

Receipts from the national budget ¥388 million

- Agency for Natural Resources and Energy

Receipts from the national budget ¥7 million

- Ministry of Agriculture, Forestry and Fisheries

Receipts from the national budget ¥9,869 million

Receipt of borrowed money ¥7,908 million

Repayment of borrowed money ¥7,290 million

(ii)	The underwriting of capital increase represents the increase in capital through shareholder allocation by JFC at an allocation amount of ¥1 per share. The amount does not include investments as stipulated under Article 8 of the Supplementary Provision to the JFC Act.

(iii)	The receipts of funds represents borrowing under the FILP, and for this borrowing, the interest rates are applied under the FILP agreement.

(iv)	Deposit of funds is the deposit for the FILP and the interest rates applicable under the FILP are applied.

(v)	Short-term bonds are underwritten by the FILP and their terms and conditions are decided by the government in the same manner with general transactions.

(vi)	No guarantee fee has been paid for the guarantee of bonds.

(vii)	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2009
Companies that had the majority of their voting rights held by principal shareholders	Independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	¥207,797	Credit insurance programs	—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	¥724	Entrusted fund	¥36,703
							Repayment of entrusted fund	165

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	1,000,000	Policy- based finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	1,360,113	Loan on deed	1,360,113
							Receipts of the interests	645	Accrued income	318

	Shoko Chukin Bank	Tokyo, Chuo-ku	218,653	Small and medium corporate finance	—	designated financial institution for Crisis Response	Lend funds (Note ii)	70,000	Loan on deed	70,000
							Security for damage (Note iii)	154,129	—	—

(Note)

(i)	Entrusted funds represent the amounts received on an interest-free basis from the Agriculture, Forestry and Fisheries Credit Foundations in accordance with the Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework (Act No. 51 of 1979) and are provided as loans on an interest-free basis to help revitalize the forestry infrastructure.

(ii)	Loan funds are provided in accordance with terms and conditions approved by the competent minister in charge in accordance with Article 15 of the JFC Act.

(iii)	Guarantee insurance is provided in accordance with terms and other conditions approved by the competent minister in accordance with Article 15 of the JFC Act.

(iv)	Figures in the table above do not include consumption taxes.

(c) Transactions with directors and major shareholders (not company)

	(In millions of yen)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2009
Directors or their immediate relatives	Toshio Nakamura	—	—	A medical office	None	Brother of the director of JFC	Loans (Note i)	¥—	Loans	¥19

Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	53	Wholesale of precision machinery components	None	Representative director of Mikasa Co., Ltd. is father of director of JFC	Loans (Note i)	50	Loans	115

(Note)

( i ) Terms and conditions for loan is the same as that of general customers.

( ii ) Figures in the table above do not include consumption taxes.

Related party Transactions in the fiscal year ended March 31, 2010 are as follows:

(a) Transactions with parent company and major shareholder companies

	(In millions of yen)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	¥2,851,230	—	—
						Receipts from general account of the national budget	2,456	—	—
						Receipt of funds (Note iii)	8,931,988	Borrowings	20,994,807
						Repayment of borrowing	3,647,054
						Payment of interest on borrowings	213,248	Accrued expenses	39,613
						Deposit of funds (Note iv)	4,156,500	Due from banks	2,313,400
						Guarantee for corporate bonds (Note v)	3,694,844	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Principal shareholder	Ministry of Finance (Minister of Finance) (Note i)	Tokyo, Chiyoda-ku	Administration for policy based financing	100 (Direct)	Receipt of fund etc.	Underwriting of capital increase (Note ii)	$30,645	—	—
						Receipts from general account of the national budget	26	—	—
						Receipt of funds (Note iii)	96,002	Borrowings	225,654
						Repayment of borrowing	39,199
						Payment of interest on borrowings	2,292	Accrued expenses	426
						Deposit of funds (Note iv)	44,674	Due from banks	24,865
						Guarantee for corporate bonds (Note v)	39,712	—	—

(Note)

(i)	Transactions with the ministries and agencies other than Ministry of Finance are as follows:

- Small and Medium Enterprise Agency

Receipts from the national budget ¥17,683 million ($190 million)

- Ministry of Health, Labor and Welfare Ministry

Receipts from the national budget ¥881 million ($9 million)

- Agency for Natural Resources and Energy

Receipts from the national budget ¥13 million ($0 million)

- Ministry of Agriculture, Forestry and Fisheries

Receipts from the national budget ¥15,022 million ($161 million)

Receipt of borrowed money ¥8,323 million ($89 million)

Repayment of borrowed money ¥10,616 million ($114 million)

(ii)	The underwriting of capital increase represents the increase in capital through shareholder allocation by JFC at an allocation amount of ¥1 ($0) per share.

(iii)	The receipts of funds represents borrowing under the FILP and for this borrowing, the interest rates are applied under the FILP agreement.

(iv)	Deposit of funds is the deposit for the FILP and the interest rates applicable under the FILP are applied.

(v)	No guarantee fee has been paid for the guarantee of bonds.

(vi)	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Companies that had the majority of their voting rights held by principal shareholders	Independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	¥215,815	Credit insurance programs	—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	¥1,400	Entrusted fund	¥37,288
							Repayment of entrusted fund	814

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	1,181,194	Policy- based finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	2,479,334	Loan on deed	3,199,746
							Receipts of the interests	25,620	Accrued income	971

							Securities for damage (Note iii)	171,025	—	—

	Shoko Chukin Bank	Tokyo, Chuo-ku	218,653	Small and medium corporate finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	1,390,000	Loan on deed	1,460,000
							Receipts of the interests	5,305	Accrued income	300
							Security for damage (Note iii)	1,071,725	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2010
Companies that had the majority of their voting rights held by principal shareholders	Independent administrative agency Agriculture, Forestry and Fisheries Credit Fund	Tokyo, Chiyoda-ku	$2,320	Credit insurance programs	—	Acceptance of trusted fund	Receipts of entrust funds (Note i)	$15	Entrusted fund	$ 401
							Repayment of entrusted fund	9

	Development Bank of Japan, Inc.	Tokyo, Chiyoda-ku	12,696	Policy- based finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	26,648	Loan on deed	34,391
							Receipts of the interests Securities for damage (Note iii)	275 1,838	Accrued income —	10 —

	Shoko Chukin Bank	Tokyo, Chuo-ku	218,653	Small and medium corporate finance	—	Designated financial institution for Crisis Response	Lend funds (Note ii)	14,940	Loan on deed	15,692
							Receipt of the interests Security for damage (Note iii)	57 11,519	Accrued income —	3 —

(Note)

(i)	Entrusted funds represent the amounts received on an interest-free basis from the Agriculture, Forestry and Fisheries Credit Foundations in accordance with the Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework (Act No. 51 of 1979) and are provided as loans on an interest-free basis to help revitalize the forestry infrastructure.

(ii)	Loan funds are provided in accordance with terms and conditions approved by the competent minister in charge in accordance with Article 15 of the JFC Act.

(iii)	Guarantee insurance is provided in accordance with terms and other conditions approved by the competent minister in accordance with Article 15 of the JFC Act.

(iv)	Figures in the table above do not include consumption taxes.

(c) Transactions with directors and major shareholders (not company)

	(In millions of yen)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2010
Directors or their immediate relatives	Toshio Nakamura	—	—	A medical office	None	Brother of the director of JFC	Loans (Note i)	¥—	Loans	¥17

Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	53	Wholesale of precision machinery components	None	Representative director of Mikasa Co., Ltd. is father of director of JFC	Loans (Note i)	143	Loans	129

	(In millions of U.S. dollars)
	Name of corporate or individual	Location	Capital	Business	Ratio to Total Voting Rights	Relation of related parties	Transactions	Amounts of transactions	Account	Balance as of March 31, 2010
Directors or their immediate relatives	Toshio Nakamura	—	—	A medical office	None	Brother of the director of JFC	Loans (Note i)	$—	Loans	$0
Directors or their immediate relatives of companies and other entities that hold a majority of voting rights	Mikasa Co., Ltd.	Tokyo, Minato-ku	1	Wholesale of precision machinery components	None	Father of director of JFC	Loans (Note i)	1	Loans	1

(Note)

( i ) Terms and conditions for loan is the same as that of general customers.

( ii ) Figures in the table above do not include consumption taxes.

24. Amounts per share

Amounts per share as of fiscal year ended March 31, 2010 and 2009 are calculated as follows:

	March 31, 2010	March 31, 2009	March 31, 2010
	(In Yen)		(In U.S. dollars)
Net Assets per share of common stock	¥0.65	¥0.69	$0.01
Net loss per share of common stock	¥0.21	¥0.18	$0.01
(Note) 1. Net assets per share of common stock is based on the following information.

	March 31, 2010	March 31, 2009	March 31, 2010
	(In Millions of yen)		(In Millions of U.S. dollars)
Net Assets	¥4,574,609	¥2,880,565	$49,168
Deductions from net assets	—	—	—
Net Assets related to common stock	4,574,609	2,880,565	49,168
Year-end outstanding shares of common stock on which net assets per share was calculated	6,994,374,407 Thousands of shares	4,143,144,407 Thousands of shares
2. Net loss per share is based on the following information. Diluted net loss per share of common stock is not presented since there are no diluted stocks.

	March 31, 2010	March 31, 2009	March 31, 2010
	(In Millions of yen)		(In Millions of U.S. dollars)
Net loss	¥1,112,890	¥655,414	$11,961
Amount not attribute to common stock	—	—	—
Net loss related to common stock	1,112,890	655,414	11,961
Average outstanding shares of common stock (during the period)	5,283,363,120 Thousands of shares	3,470,135,418 Thousands of shares

25. Subsequent Events

(a) The Board of Director of JFC resolved on April 20, 2010 to issue new shares by way of allotment to shareholders as of June 14, 2010.

( i ) Account for SME Loan Programs and Securitization Support Programs (Guarantee-type Operation)

Type and number of shares	Common stock 450,000,000 shares
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	450,000,000 yen	4,836,629 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	450,000,000 yen	4,836,629 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	June 14, 2010
Purpose of Use	For securitization support programs (Guarantee-type Operation)

( ii ) Account for Credit Insurance Programs

Type and number of shares	Common stock 61,700,000,000 shares
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	61,700,000,000 yen	663,155,632 U.S. dollars
Amount incorporated into Capital Stock	—	—
Amount incorporated into legal Capital Surplus	1 yen per share	0 U.S. dollars per share
Total amount incorporated into Capital stock	—	—
Total amount incorporated into legal Capital Surplus	61,700,000,000 yen	663,155,632 U.S. dollars
Payment date	June 14, 2010
Purpose of Use	To augment insurance platforms and ensure stable system management

( iii ) Account for Crisis Response Operations

Type and number of shares	Common stock 557,000,000 share
Issue price	1 yen per share	0 U.S. dollars per share
Total issue amount	557,000,000 yen	5,986,672 U.S. dollars
Amount incorporated into Capital Stock	1 yen per share	0 U.S. dollars per share
Amount incorporated into legal Capital Surplus	—	—
Total amount incorporated into Capital stock	557,000,000 yen	5,986,672 U.S. dollars
Total amount incorporated into legal Capital Surplus	—	—
Payment date	June 14, 2010
Purpose of Use	Act as resource for credit insurance underwriting

(b) Regarding conversion of headquarters building

As part of the rights conversion project between (1) the JFC ownership (“prior asset”) in the Kouko Building (1-9-3 Otemachi, Chiyoda-ku, Tokyo) and the Shin-Kouko Building (1-8-2 Otemachi, Chiyoda-ku, Tokyo) and (2) JFC related part under the Otemachi 1-chome Second Area Urban Redevelopment Project (Chiyoda-ku, Tokyo), the portion related to JFC was converted on April 1, 2010. The difference between the carrying amount of the asset prior to conversion and the valuation of the rights subsequent to conversion will result in a loss of ¥12,870 million ($138 million). Note that this loss will not have any effects on cash flows.

26. Fixed assets

Fixed assets as of March 31, 2009 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥29,510	¥1,994	¥81	¥31,423	¥1,358	¥1,361	¥30,065
Land	248,347	—	—	248,347	—	—	248,347
Lease Assets	—	4,838	0	4,837	742	742	4,095
Construction in progress	700	1,406	1,319	787	—	—	787
Other	1,544	232	15	1,762	452	453	1,310

Total property, plant and equipment	¥280,102	¥8,473	¥1,416	¥287,158	¥2,553	¥2,557	¥284,605

Intangible assets
Software	¥7,890	¥1,395	—	¥9,286	¥1,417	¥1,417	¥7,868
Lease Assets	—	1,605	—	1,605	193	193	1,412
Other	1,268	734	718	1,284	0	0	1,284

Total intangible assets	¥9,158	¥3,735	¥718	¥12,175	¥1,611	¥1,611	¥10,564

Fixed assets as of March 31, 2010 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥31,423	¥2,977	¥243 (47)	¥34,156	¥3,985	¥2,647	¥30,171
Land	248,347	—	1,560 (1,560)	246,787	—	—	246,787
Lease Assets	4,837	1,541	715	5,664	1,723	1,695	3,940
Construction in progress	787	2,097	2,744	140	—	—	140
Other	1,762	375	26	2,110	1,141	702	969

Total property, plant and equipment	¥287,158	¥6,990	¥5,289 (1,607)	¥288,859	¥6,851	¥5,046	¥282,008

Intangible assets
Software	¥9,286	¥1,931	1	¥11,215	¥4,248	¥2,832	¥6,967
Lease Assets	1,605	1,620	95	3,130	579	481	2,550
Other	1,284	2,024	351	2,957	0	0	2,957

Total intangible assets	¥12,175	¥5,576	¥448	¥17,304	¥4,828	¥3,314	¥12,475

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	Balance at the end of the fiscal year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	$338	$32	$3	$367	$43	$28	$324
Land	2,670	—	(0 17)	2,653	—	—	2,653
Lease Assets	52	17	(17 8)	61	19	18	42
Construction in progress	8	23	29	2	—	—	2
Other	19	3	0	22	12	8	10

Total property, plant and equipment	$3,087	$75	$57 (17)	$3,105	$74	$54	$3,031

Intangible assets
Software	$100	$21	$0	$121	$46	$30	$75
Lease Assets	17	17	1	33	6	5	27
Other	14	22	4	32	0	0	32

Total intangible assets	$131	$60	$5	$186	$52	$35	$134

(Note)	Parenthesis () in the “Decrease during the fiscal year” column indicates the impairment loss incurred.

27. Reserves

Reserves as of March 31, 2009 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	¥659,709	¥358,103	—	—	¥1,017,813
Allowance for loan losses	391,776	417,878	¥26,993	¥364,783	417,878
General allowance for loan losses	141,321	148,499	—	141,321	148,499
Specific allowance for loan losses	235,506	251,616	26,993	208,513	251,616
Allowance for possible losses on specific overseas loans	14,948	17,762	—	14,948	17,762
Provision for bonuses	6,387	5,808	6,387	—	5,808
Provision for directors’ bonuses	9	29	9	—	29
Provision for directors’ retirement benefits	—	25	—	—	25
Reserve for compensation losses	—	3,000	—	—	3,000

Total	¥1,057,883	¥784,846	¥33,390	¥364,783	¥1,444,556

Reserves as of March 31, 2010 are as follows:

	(In millions of yen)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	¥1,017,813	¥421,661	—	—	¥1,439,474
Allowance for loan losses	417,878	348,372	¥39,474	¥288,123	438,653
General allowance for loan losses	148,499	195,734	—	148,499	195,734
Specific allowance for loan losses	251,616	133,019	39,474	121,861	223,300
Allowance for possible losses on specific overseas loans	17,762	19,617	—	17,762	19,617
Provision for bonuses	5,808	5,332	5,808	—	5,332
Provision for directors’ bonuses	29	26	29	—	26
Provision for directors’ retirement benefits	25	46	—	—	72
Reserve for compensation losses	3,000	87,310	—	3,000	87,310

Total	¥1,444,556	¥862,749	¥45,311	¥291,124	¥1,970,869

	(In millions of U.S. dollars)
	Balance at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of the fiscal year
Reserve for insurance policy liabilities	$10,940	$4,532	—	—	$15,472
Allowance for loan losses	4,491	3,745	$424	$3,097	4,715
General allowance for loan losses	1,596	2,104	—	1,596	2,104
Specific allowance for loan losses	2,704	1,430	424	1,310	2,400
Allowance for possible losses on specific overseas loans	191	211	—	191	211
Provision for bonuses	62	57	62	—	57
Provision for directors’ bonuses	0	0	0	—	0
Provision for directors’ retirement benefits	0	1	—	—	1
Reserve for compensation losses	32	939	—	32	939

Total	$15,525	$9,274	$486	$3,129	$21,184

The main factors in the decrease during the fiscal year in each of the following reserves is as follows:.

General allowance for possible loan losses: Decrease is due to reversal.

Specific allowance for possible loan losses: Decrease is due to reversal.

Allowance for possible losses on specific overseas loans : Decrease is due to reversal.

Reserve for compensation losses: Decrease is due to reversal

28. Bond payable

The major components of bonds payable as of March 31, 2009 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22 nd	2002.9.19 — 2008.3.17	—	579,228	0.80-1.70	General collateral	2010.10.22 — 2018.3.16

8th, 10th-11 th, 13th, 15th, 17th-18 th, 20th, 22nd-25 th, 27th-38 th Natinal Life Bonds (FILP agency bonds ) Bonds	2003.11.7 — 2008.5.28	—	659,960 [309,990]	0.54-1.74	General collateral	2008.12.19 — 2013.3.19

4th-13 th Agriculture, Forestry, Fisheries and Food Business Bonds	2003.5.12 — 2008.5.13	—	113,949	0.77-2.66	General collateral	2013.3.19 — 2028.3.17

Government guaranteed bond 1st, 2 nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	—	25,954	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

104th-108 th Small and Medium Enterprises Bonds	1998.12.18 — 1999.12.24	—	230,313 [230,313]	1.20-2.00	General collateral	2008.12.18 — 2009.12.24

Government guaranteed bond 126th, 130th, 134th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 170th, 194th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	—	1,183,623 [140,005]	0.20-2.00	General collateral	2008.10.24 — 2018.9.18

Government guaranteed bonds 1st Euro-yen, 2nd-3 th Euro-bond, 10th Swiss Franc-bond	2002.2.13 — 2006.3.8	—	101,459 (600,000 thousand euro) (250,000 thousand Swiss Franc)	1.09-1.31	General collateral	2009.2.13 — 2012.3.8

6th, 8th-18 th, 20th-33 th Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	—	784,925 [229,996]	0.51-1.99	General collateral	2008.12.22 — 2018.3.20

Government guaranteed JBIC bonds 1st, 6th-17 th	1999.11.4 — 2008.6.18	—	993,457 (8,383,470 thousand U.S. dollars) (1,245,140 thousand euro) (3,000,000 thousand Thai baht) [98,204]	3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

2nd, 4th, 6th, 8th-10 th, 12th-31 st JBIC bonds	2001.10.30 — 2008.6.27	—	1,099,756 [49,998]	0.540-2.090	General collateral	2008.12.19 — 2025.12.19	*

Government guaranteed short-term bonds	2009.2.25	—	299,884 [299,884]	—	General collateral	2009.5.25

Total	—	—	6,072,514	—	—	—	—

The major components of bonds payable as of March 31, 2010 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22 nd Government guaranteed JFC Bonds, 2nd and 8th	2002.9.19 — 2010.1.19	579,228	629,419 [99,992]	0.70-1.70	General collateral	2010.10.22 — 2018.3.16

11 th, 13th, 15th, 17th-18 th, 20th, 22nd, 24th-25 th, 27th, 29th-38 th Natinal Life Bonds (FILP agency bonds) JFC corporate Bonds 1st and 5th	2004.5.18 — 2010.2.16	659,960	409,982 [179,997]	0.261-1.74	General collateral	2009.6.19 — 2013.3.19

4th -13th Agriculture, Forestry, Fisheries and Food Business Bonds JFC Corporate Bond 4th	2003.5.12 — 2009.10.29	113,949	123,942	0.77-2.66	General collateral	2013.3.19 — 2029.9.20

Government guaranteed bond 1st, 2 nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	25,954	25,964	1.30-1.50	General collateral	2012.10.30 — 2013.11.29

105th-108 th Small and Medium Enterprises Bonds	1999.9.28 — 1999.12.24	230,313	0	1.90-2.00	General collateral	2009.9.28 — 2009.12.24

Government guaranteed 126th, 130th, 134th, 136th, 140th, 142nd, 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 171st, 173rd-194 th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	1,183,623	1,043,963 [339,935]	0.20-2.00	General collateral	2009.6.24 — 2018.9.18

Government guaranteed bonds 1st Euro-yen, 3 th Euro-bond, 10th Swiss Franc-bond	2003.9.24 — 2006.3.8	101,459	101,456 (300,000 thousand euro) (250,000 thousand Swiss Franc) [38,727]	1.10-1.31	General collateral	2010.9.24 — 2012.3.8

6th, 9th-18 th, 20th-33 th Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	784,925	554,955 [199,992]	0.51-1.99	General collateral	2009.6.19 — 2018.3.20

Governmentguaranteed JFC bonds 1st, 3rd-7 th, 9th-11 th	2009.6.16 — 2010.3.29	—	414,880	0.20-1.30	General collateral	2013.1.25 — 2019.9.17

JFC corporate bonds 2nd and 6th	2009.10.29 — 2010.2.16	—	45,997	0.356-0.72	General collateral	2013.2.15 — 2014.10.29

Government guaranteed JBIC bonds 1st, 6th-17 th	1999.11.4 — 2008.6.18	993,457 (8,383,470 thousand U.S. dollars) (1,245,140 thousand euro) (3,000,000 thousand Thai baht)	851,697 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht) [148,146]	3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

Government guaranteed JBIC Foreign Bonds 1st -3rd	2009.6.24 — 2010.2.2	—	627,464 (6,744,024 thousand U.S. dollars)	2.000-2.875	General collateral	2011.6.24 — 2015.2.2

2nd, 4th, 6th, 8th, 10th, 12th-31 st JBIC bonds	2001.10.30 — 2008.6.27	1,099,756	1,049,806 [99,997]	0.540-2.090	General collateral	2009.9.18 — 2025.12.19	*

JFC Corporate Bonds 3rd and 7th	2009.10.29 — 2010.2.16	—	69,986	0.618-1.430	General collateral	2014.12.19 — 2019.9.20

Government guaranteed short-term bonds	2009.2.25	299,884	—	—	General collateral	2009.5.25

Total	—	6,072,514	5,949,515	—	—	—	—

	(In millions of U.S. dollars)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period		Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed Natinal Life Bonds 7th-22 nd Government guaranteed JFC Bonds, 2nd and 8th	2002.9.19 — 2010.1.19	6,226	6,765 [1,074]		0.70-1.70	General collateral	2010.10.22 — 2018.3.16

11th, 13th, 15th, 17th-18 th, 20th, 22nd, 24th-25 th, 27th, 29th-38 th Natinal Life Bonds (FILP agency bonds) JFC corporate Bonds 1st and 5th	2004.5.18 — 2010.2.16	7,093	4,407 [1,935]		0.261-1.74	General collateral	2009.6.19 — 2013.3.19

4th-13 th Agriculture, Forestry, Fisheries and Food Business Bonds JFC Corporate Bond 4th	2003.5.12 — 2009.10.29	1,225	1,332		0.77-2.66	General Collateral	2013.3.19 — 2029.9.20

Government guaranteed bond 1st, 2nd Agriculture, Forestry, Fisheries and Food Business Bonds (10year)	2002.10.22 — 2003.11.28	279	279		1.30-1.50	General collateral	2012.10.30 2013.11.29

105th-108 th Small and Medium Enterprises Bonds	1999.9.28 — 1999.12.24	2,475	0		1.90-2.00	General collateral	2009.9.28 — 2009.12.24

Government guaranteed 126th, 130th, 134th, 136th, 140th, 142nd , 144th, 146th, 150th, 152nd, 154th, 157th, 162nd, 165th, 167th, 169th, 171st, 173rd-194 th Small and Medium Enterprise Bonds	1999.9.21 — 2008.9.18	12,722	11,221 [3,654]		0.20-2.00	General collateral	2009.6.24 — 2018.9.18

Government guaranteed bonds 1st Euro-yen, 3th Euro-bond, 10th Swiss Franc-bond	2003.9.24 — 2006.3.8	1,090	1,090 (300,000 thousand euro) (250,000 thousand Swiss Franc) [416]		1.10-1.31	General collateral	2010.9.24 — 2012.3.8

6th, 9th-18 th, 20th-33 rd Small and Medium Enterprises Bonds	2003.6.27 — 2008.7.23	8,436	5,965 [2,150	]	0.51-1.99	General collateral	2009.6.19 — 2018.3.20

Governmentguaranteed JFC bonds 1st, 3rd-7 th, 9th-11 th	2009.6.16 — 2010.3.29	—	4,459		0.20-1.30	General collateral	2013.1.25 — 2019.9.17

JFC corporate bonds 2nd and 6th	2009.10.29 — 2010.2.16	—	494		0.356-0.72	General collateral	2013.2.15 — 2014.10.29

Government guaranteed JBIC bonds 1st, 6th-17 th	1999.11.4 — 2008.6.18	10,678 (8,383,470 thousand U.S. dollars) (1,245,140 thousand euro) (3,000,000 thousand Thai baht)	9,154 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht) [1,592]		3.375-7.000	General collateral	2009.11.4 — 2016.3.23	*

Government guaranteed JBIC Foreign Bonds 1st -3rd	2009.6.24 — 2010.2.2	—	6,744 (6,744,024 thousand U.S. dollars)		2.000-2.875	General collateral	2011.6.24 — 2015.2.2

2nd, 4th, 6th, 8th, 10th, 12th-31 st JBIC bonds	2001.10.30 — 2008.6.27	11,820	11,283 (1,075)		0.540-2.090	General collateral	2009.9.18 — 2025.12.19	*

JFC Corporate Bonds 3rd and 7th	2009.10.29 — 2010.2.16	—	752		0.618-1.430	General collateral	2014.12.19 — 2019.9.20

Government guaranteed short-term bonds	2009.2.25	3,223	—		—	General collateral	2009.5.25

Total	—	65,268	63,946		—	—	—	—

(Note)

(i)	The amounts of foreign currencies denominated bonds are shown in original currencies in parentheses ( ).

(ii)	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

(iii)

JFC succeeded the obligations of the government guaranteed and non-guaranteed bonds(* ) from Japan Bank for International Cooperation, and JFC and the Japan International Cooperation Agency (JICA) will be jointly responsible for the obligations of these bonds in accordance with the JFC Act and the Law for Partial Amendment to the Japan International Cooperation Agency Law.

(iv)	The redemption schedule of bond payable for each of the next five years as of March 31, 2010 are as follows:

	(In millions of yen)
	Within year	More than1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	¥1,106,900	¥1,163,130	¥1,189,680	¥838,020	¥664,510

	(In millions of U.S. dollars)
	Within year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	$11,897	$12,501	$12,787	$9,007	$7,142

29. Borrowings

Borrowings as of March 31, 2009 are as follows:

	Amounts at the beginning of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of yen)	Average interest rate (%)	Due date of payment
Borrowed money	¥—	¥15,990,564	0.92	—
Borrowings	—	15,990,564	0.92	2009.4
Lease obligation (Due within one year)	—	2,146	—	—
Lease obligation (Due after one year)	—	3,630	—	2010.4 — 2014.3
Entrusted Funds	—	36,703	—	2026.3 — 2039.3

Borrowings as of March 31, 2010 are as follows:
	Amounts at the beginning of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of yen)	Amounts at the end of the fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥15,990,564	¥21,220,659	$228,081	0.83	—
Borrowings	15,990,564	21,220,659	228,081	0.83	2010.5
Lease obligation (Due within one year)	2,146	2,043	22	—	—
Lease obligation (Due after one year)	3,630	4,420	48	—	2011.4 — 2014.10
Entrusted Funds	36,703	37,288	401	—	2026.3 — 2040.3

(Note)

(i)	Average interest rate is calculated by the weighted-average interest rate on the outstanding debt balance, net of interest-free borrowings from the government, at the end of the fiscal year.

(ii)	Borrowed money includes ¥ 224,796 million ($2,416 million ) of interest-free borrowings from the government.

(iii)	As for the lease obligation, there is no average lease rate since the short-cut method is applied for these transactions.

(iv)	Borrowed money and lease obligation with maturities for the next five years as of March 31, 2010 are as follows:

	(In millions of yen)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	¥3,229,606	¥3,099,730	¥2,986,321	¥3,110,642	¥3,362,167
Lease obligation	2,403	2,033	1,402	908	76
Entrusted Funds	—	—	—	—	—

	(In millions of U.S. dollars)
	In 1 year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Borrowed money	$34,712	$33,316	$32,097	$33,433	$36,137
Lease obligation	26	22	15	10	1
Entrusted Funds	—	—	—	—	—

30. Components of major assets and liabilities

Components of major assets and liabilities as of March 31, 2009 are as follows:

(a) Assets

(i)	“Due from bank” includes ¥1,147,800 million of deposit under the FILP and ¥348,534 million of deposit in banks.

(ii)	“Accrued income” includes ¥74,841 million of accrued interest income on loans and others.

(iii)	“Other assets” includes ¥20,783 million of suspense payment on loans, and others.

(b) Liabilities

(i)	“Accrued expenses” includes ¥33,009 million of accrued interest expenses on loans, ¥28,735 million of accrued interest expenses on bonds and others.

(ii)	“Other Liabilities” includes ¥13,972 million of suspense payments and others.

Components of major assets and liabilities as of March 31, 2010 are as follows:

(a) Assets

(i)	“Due from bank” includes ¥2,313,400 million ($24,865 million) of deposit under the FILP and ¥1,421,131 million ($15,274 million) of deposit in banks.

(ii)	“Accrued income” includes ¥60,500 million ($650 million) of accrued interest income on loans and others.

(iii)	“Other assets” includes ¥1,077 million ($12 million) of suspense payment on loans, and others.

(b) Liabilities

(i)	“Accrued expenses” includes ¥39,613 million ($426 million) of accrued interest expenses on loans, ¥28,169 million ($303 million) of accrued interest expenses on bonds and others.

(ii)	“Other Liabilities” includes ¥7,490 million ($81 million) of suspense payments and others.